(Exhibit 10)

BADGER METER

EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

AS AMENDED AND RESTATED

EFFECTIVE AS OF DECEMBER 1, 2019

BADGER METER

EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

BADGER METER

EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

INTRODUCTION

Effective January 1, 1991, Badger Meter, Inc. (the “Company”) consolidated the Badger Meter Savings Plan, the Badger Meter Payroll-Based Employee Stock Ownership Plan and the Badger Meter Employee Stock Ownership Plan into a single plan, the Badger Meter, Inc. Employee Savings and Stock Ownership Plan (the “Plan”).  As consolidated, the Plan offers eligible employees an opportunity, and an incentive, to provide financial security for themselves and their families through savings and investments on a tax-advantaged basis.  In addition, the Plan helps ensure the Company’s growth and success by promoting a broader and more economical means for employees to own Company stock.

The Plan was amended and restated effective January 1, 2011, to incorporate certain changes requested by the Internal Revenue Service in conjunction with the receipt of a favorable determination letter received on behalf of the Plan.

The Plan was further amended and restated effective January 1, 2013, to incorporate administrative changes and changes required to conform to statutory and regulatory changes.

The Plan was further amended and restated effective January 1, 2016, to incorporate prior changes and changes required to conform to statutory and regulatory changes.

The Plan is further amended and restated effective December 1, 2019, to incorporate prior changes, to permit Roth contributions to the Plan, to implement automatic enrollment in the Plan, and to incorporate certain administrative and statutory and regulatory changes.

ARTICLE I

DEFINITIONS AND CONSTRUCTION

Section 1.01. Definitions.  For purposes of the Plan, unless the context clearly or necessarily indicates the contrary, the following words and phrases shall have the meanings set forth in the definitions below:

(a)“Accounts” shall mean the separate accounts to be maintained under the Plan for each Participant as provided in Section 4.01.

(b)“Administrator” shall mean the committee appointed pursuant to Section 8.01.

(c)“Auto-Escalation Date” shall mean that date, determined by the Administrator, on which an Employee will be deemed to have elected to increase his or her rate of Pre-Tax Deposits to the Plan, as set forth in Section 3.10.  Starting with the Plan Year beginning on January 1, 2020, the Auto-Escalation Date shall be April 1 of the applicable Plan Year.

(d)“Beneficiary” shall mean the person, trust and/or other entity entitled to receive benefits hereunder in the event of the Participant’s death as provided in Section 6.02.

(e)“Board” shall mean the Board of Directors of the Company.

(f)“Break-in-Service” shall mean the period of time elapsing between the date on which a Participant incurs a Severance from Service and the date, if any, on which he is next credited with an Hour of Service, provided that the term shall not include any such period which is less than 12 full consecutive calendar months in duration.

(g)“Code” shall mean the Internal Revenue Code of 1986, as amended.

(h)“Company” shall mean Badger Meter, Inc., a Wisconsin corporation, and any successors or assigns thereto.

(i)“Company Stock” shall mean the common stock issued by the Company, or by a corporation which is a member of the same controlled group as the Company, which is readily tradeable on an established securities market.

(j)“Company Stock Fund” shall mean an unsegregated fund which, pursuant to Treas. Reg. § 54.4975-11(b), is to be invested primarily in Company Stock which constitutes “qualifying employer securities” for purposes of the Code, and which may, pending such permanent investment, or otherwise at the direction of the Investment Committee, be temporarily invested in short-term interest-bearing securities.

(k)“Compensation” shall mean a Participant’s total salary or wages from the Company (or RFI, if applicable) for a Plan Year, as reflected in the Participant’s Form W-2 (or its successors) before deductions, including overtime, bonuses and including any salary reductions pursuant to an arrangement described in Code Section 125 or 401(k) and, effective January 1, 2001, under Code Section 132(f)(4), but exclusive of any contributions on behalf of the Participant under any other employee benefit plan (as defined by ERISA), and excluding any other form of remuneration and/or expense reimbursement, all as determined by the Administrator in a uniform and nondiscriminatory manner.  The maximum annual compensation taken into account hereunder for purposes of calculating any Participant’s accrued benefit (including the right to any optional benefit) and for purposes of applying the nondiscrimination rules under Code Sections 401(a)(4), 401(a)(5) and 401(l), and the nondiscrimination rule in the average benefits percentage test under Code Section 410(b)(2), shall be the amount permitted pursuant to Code Section 401(a)(17), which was $200,000 as of January 1, 2002, in each case adjusted annually thereafter for cost-of-living increases at such time and in such amount as may be determined by the Secretary of the Treasury.

(l)“Deposits” shall mean, collectively, Pre-Tax Deposits, Roth Deposits, and any other amounts contributed under the Plan by or at the direction of Participants pursuant to Section 3.01, which contributions are, or were, made by the Company or RFI in lieu of payment of an equal amount directly to Participants.

(m)“Disability” shall mean either (i) a disability with respect to which the Participant is eligible to receive payments under the Company’s long-term disability income program, or (ii) if the Participant is not so eligible, the inability of the Participant to engage in his current or any reasonably related occupation available with the Company by reason of a physical or mental disability which has continuously existed for a 6-month period.

(n) “Effective Date” shall mean January 1, 1991.

(o)“Employee” shall mean any person who is a common law employee of the Company, except that the term shall not include (i) any temporary or supplemental employee, (ii) any person who is included in a unit of employees covered by a collective bargaining agreement unless such agreement provides for application of all or a portion of the Plan to the employees in such unit, or (iii) any nonresident alien who receives no earned income from the Company which constitutes income from sources within the United States.  For purposes of the Plan, a person shall be considered a “temporary or supplemental employee” if he is employed during a period of peak activity in a position that is not expected to be continuous or of long duration.  An individual shall be considered an employee for purposes of the Plan on any day only if that individual is currently classified by the Employer as a common law employee on that day, regardless of whether that individual (A) was so classified on any other day, or (B) in the future is retroactively reclassified as a common law employee effective on the applicable day.

(p)“Employer” shall mean the Company and each other corporation or unincorporated business in a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group (within the meaning of Section 414(b), (c) or (m) of the Code) which includes the Company.

(q)“Employer Contributions” shall mean Employer Matching Contributions, RFI Nonelective Contributions, and Other Employer Contributions hereunder.

(r) “Employer Matching Contributions” shall mean amounts contributed by the Company pursuant to Section 3.02, including Company matching contributions to the Badger Meter Savings Plan for years prior to 1991.

(s)“Employment Commencement Date” shall mean the first day for which an Employee is credited with an Hour of Service.

(t)“Entry Date” shall mean the first day of each calendar quarter.  Effective December 1, 2019, “Entry Date” shall mean an eligible Employee’s Employment Commencement Date, or, if later, the date the Employee meets the eligibility requirements to participate in the Plan.

(u)“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as from time to time amended.

(v)“ESOP Feature” shall mean the portion of the Plan consisting of Participants’ Account balances derived from Employer Matching Contributions and contributions to the Prior Plans which were transferred to this Plan, and amounts that may be held in a Suspense Account from time to time.

(w) “Exempt Loan” shall mean a loan or other extension of credit described in Section 4975(d)(3) of the Code which meets the requirements of Income Tax Regulation Section 54.4975-7(b)(1)(iii).

(x)“Highly Compensated Employee” means an employee who satisfies either of the following conditions:

(i)

The employee was at any time during the current or immediately preceding Plan Year a five percent (5%) owner within the meaning of Code Sections 414(q) and 416(i), including deemed ownership resulting from application of the constructive ownership rules of Code Section 318; or

(ii)

The employee received “compensation” during the preceding Plan Year from an Employer or any affiliate of an Employer under Code Sections 414(b), (c), (m) or (o) that, in the aggregate, exceeded $80,000 as indexed in accordance with Code Section 414(q) for cost-of-living adjustments.  For purposes of determining whether an employee is a Highly Compensated Employee, “compensation” shall mean the employee’s compensation within the meaning of Code Section 415(c)(3), plus to the extent not otherwise included under Section 415(c)(3), any amount paid by an Employer or an affiliate of an Employer under Code Sections 414(b), (c), (m) or (o) during the Plan Year as a pre-tax employee contribution to any plan maintained by an Employer or an affiliate of an Employer under Code Sections 414(b), (c), (m) or (o) if such contribution is excluded from the gross income of the employee in accordance with Code Sections 125, 132(f)(4), 402(e)(3), 402(h) or 457.

Notwithstanding the above, for 1997 and 1998, current year was used rather than prior year.

(y) “Hour of Service” shall mean an hour for which an Employee is paid or entitled to payment for the performance of duties for an Employer.

(z)“Investment Committee” shall mean the Benefit Plans Investment Committee of the Board, as established and appointed by the Board from time to time.

(aa)“Investment Fund” shall mean an unsegregated fund established at the direction of the Investment Committee pursuant to Section 9.02 and invested in securities, insurance contracts or other property of such type and general characteristics as the Investment Committee shall determine.

(bb)“Investment Manager” shall mean any person, insurance company or corporation appointed by the Company to direct the investment and reinvestment of all or any portion of the assets held by the Trustee under the Trust.

(cc)“Normal Retirement Date” shall mean the date on which the participant attains age 65.

(dd)“Other Employer Contributions” shall mean Employer Contributions other than Employer Matching Contributions or RFI Nonelective Contributions, made to the Trust pursuant to Section 3.07.

(ee) “Participant” shall mean an Employee who is eligible to and has elected to make Pre-Tax Deposits and/or Roth Deposits hereunder as provided in Sections 2.01 and 3.01, or who has satisfied the eligibility requirements for participation in the ESOP Feature as provided in Section 2.02, or who has satisfied the eligibility requirements for sharing in Other Employer Contributions as provided in Section 2.03.  The term shall include any individual who was (i) a Participant in a Prior Plan immediately prior to the Effective Date, or (ii) a Participant in the RFI Plan immediately prior to the merger of the RFI Plan into this Plan.  In addition, effective January 1, 2020, the term shall also include any eligible Employee who is automatically enrolled in the Plan pursuant to Section 3.09.  An individual who has become a Participant shall continue as a Participant until all of his interests hereunder have been distributed pursuant to the Plan.

(ff)“Plan” shall mean the Badger Meter Employee Savings and Stock Ownership Plan as set forth herein and as the same may be amended from time to time.

(gg)“Plan Year” shall mean a twelve-month period beginning on January 1 of each year and ending December 31 of the same year.

(hh)“Pre-Tax Account” means the account maintained with respect to each Participant which is credited with the Participant’s Pre-Tax Deposits, any catch-up contributions that are made on a pre-tax basis in accordance with Section 3.01(d), and investment earnings and losses allocable to such Account.

(ii)“Pre-Tax Deposits” shall mean amounts contributed under the Plan by or at the direction of Participants on a pre-tax basis pursuant to Section 3.01, which contributions are, or were, made by the Company or RFI in lieu of payment of an equal amount directly to the Participant.

(jj)“Prior Plan” shall mean the Badger Meter Savings Plan, the Badger Meter Employee Stock Ownership Plan and/or the Badger Meter Payroll Based Employee Stock Ownership Plan.

(kk)“RFI” shall mean Racine Federated, Inc.

(ll)“RFI Plan” shall mean the Racine Federated 401(k) Salary Reduction Plan and Trust, as in effect from time to time prior to January 1, 2013.

(mm)“RFI Nonelective Contributions” shall mean amounts contributed by RFI pursuant to Section 3.08, including nonelective contributions contributed by RFI prior to January 1, 2013 under the terms of the RFI Plan.

(nn)“Roth Account” means the account maintained with respect to a Participant which is credited with the Participant’s Roth Deposits, any catch-up contributions that are made on a Roth basis in accordance with Section 3.01(d), and investment earnings and losses allocable to such Account.   A Participant’s Roth Account shall also include any other amounts that are subject to Roth treatment under Code Section 402A.

For purposes of determining the applicable five-taxable-year period under Treas. Reg. § 1.402A-1, the first year of the five-taxable-year period applicable to a Participant’s Roth Account will be measured based on the earliest of (i) the year in which the Participant’s Roth Account is established under the Plan; or (ii) if the Participant’s Roth Account includes Roth contributions transferred or rolled over to the Plan under Section 3.06, the year identified in a written statement provided by the plan administrator of the transferor plan and received by the Administrator no later than 30 days following the transfer or rollover of Roth contributions to this Plan.

(oo)“Roth Deposits” shall mean amounts contributed under the Plan by or at the direction of Participants pursuant to Section 3.01, which contributions are made by the Company in lieu of payment of an equal amount directly to the Participant, and which contributions are designated irrevocably by the Participant at the time of contribution as Roth elective deferrals in accordance with Code Section 402A.  Roth Deposits may be made directly to this Plan only on or after December 1, 2019.

(pp)“Savings Feature” shall mean the portion of the Plan consisting of Account balances derived from Participants’ Pre-Tax Deposits, including Deposits under the Badger Meter Savings Plan for years prior to 1991.  Effective December 1, 2019, the “Savings Feature” portion of the Plan shall also include balances derived from Participants’ Roth Deposits.

(qq)“Severance from Service” shall have the same meaning as a “severance from employment” pursuant to Income Tax Regulation Section 1.401(k)-1(d)(2), and shall mean the earlier to occur of

(i)	the date during a Participant’s service with the Employers on which he quits, retires, is terminated or dies, whichever occurs first; or
(ii)

the first anniversary of the date a Participant commences a continuous absence from service with the Employers for any other reason, such as military service, layoff, vacation, authorized leave of absence, et cetera; provided, however, that in the case of a Participant who is absent from service with the Employers as a consequence of his performing military service in the armed forces of the United States of America or of any state thereof under circumstances entitling him to veterans’ reemployment rights pursuant to federal statute, the first anniversary of the commencement of such absence shall not constitute a Severance from Service hereunder if, but only if, he returns to the service of an Employer within the applicable time limit and under the other conditions prescribed by such statute for his exercise of such reemployment rights; and provided further that, for purposes of the Plan, “an authorized leave of absence” means an absence from active service with an Employer which it authorized pursuant to uniform rules consistently applied in like circumstances for its personnel who are similarly situated in respect to such Participant.

(rr)“Suspense Account” means the separate account maintained by the Trustee to hold Company Stock acquired with the proceeds of an Exempt Loan prior to its release pursuant to Section 3.04.

(ss)“Trust Fund” shall mean the Company Stock and other property which shall be held from time to time by the Trustee in trust under the terms of the Agreement.  For purposes of this Plan, “Agreement” means the agreement entered into by the Company and Trustee pursuant to Article IX of this Plan.

(tt)“Trustee” shall mean BMO Harris Bank, N.A., or any successor or successors thereto designated pursuant to Section 9.01.

(uu)“Valuation Date” shall mean the last day of each calendar quarter.

(vv)“Year of Service” shall mean service with an Employer that is counted in determining (i) the Participant’s right to share in allocations of Company contributions under Sections 3.02 and 3.03 below and (ii) the Participant’s nonforfeitable right to his Account, pursuant to Section 5.01.  Each Participant shall be credited with Years of Service, calculated in years and daily fractions thereof equal to:  the period of time commencing with his Employment Commencement Date (whether before or after the Effective Date) and ending on the date of a Severance from Service which is immediately followed by a Break-in-Service; plus each subsequent period of time commencing on the date on which he first performs an Hour of Service following a Break-in-Service and ending on the date of his next subsequent Severance from Service. In addition, for purposes of determining the Participant’s nonforfeitable right to his Account, a Participant will be credited with Years of Service for (i) employment with RFI prior to January 1, 2013, and (ii) employment with Preso Meters on or after January 1, 2002 but before January 1, 2013.

Section 1.02. Construction.  (a)  Words used herein in the masculine gender shall include the feminine and words used herein in the singular shall include the plural in all cases where such would apply.  The words “hereof”, “herein”, “hereunder” and other similar compounds of the word “here” shall refer to the entire Plan, not to a particular article or section hereof.  Headings of articles, sections and subsections are for convenience of reference only; they constitute no part of the Plan and are not to be considered in the construction hereof.  All references to statutory sections shall include the section so identified as amended from time to time or any other statute of similar import.

(b)The Plan is intended to be a qualified plan meeting the requirements of Code Section 401(a).  The Savings Feature is intended to be a “qualified cash or deferred arrangement” meeting the requirements of Code Section 401(k) and to qualify as a profit sharing plan under Code Section 401(a).  The ESOP Feature is intended to qualify as a stock bonus plan under Code Section 401(a) and as an employee stock ownership plan qualifying under Code Section 4975(e)(7) and ERISA Section 407(d)(6), and includes a matching contribution feature which is intended to satisfy the requirements of Code Section 401(m).  The Savings Feature and the ESOP Feature are both intended to be part of a single plan for purposes of ERISA and the Code, and shall be interpreted so as to comply with the applicable requirements thereof, where such requirements are not clearly contrary to the express terms hereof.  In all other respects, the Plan shall be construed and its validity determined according to the laws of the State of Wisconsin to the extent such laws are not preempted by applicable requirements of federal law.  In case any provision of the Agreement and/or the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Agreement and/or the Plan, and the Agreement and/or the Plan shall be construed and enforced as if said illegal or invalid provisions had never been included herein.  As provided in Section 8.01, the Administrator shall have the ultimate authority to interpret the terms of the Plan, but the Trustee shall be indemnified for following such interpretations and resulting directions in accordance with Section 9.11.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

Section 2.01. Eligibility to Participate in Savings Feature.  Any person who was a participant in the Badger Meter Savings Plan immediately prior to the Effective Date shall automatically be a Participant in the Savings Feature.  Any other Employee shall be eligible to participate in the Savings Feature of the Plan as of the January 1 next following his Employment Commencement Date.  Effective April 1, 1995, Employees shall be eligible to participate on the earliest of the January 1, April 1, July 1 or October 1 coinciding with or next following their Employment Commencement Date.  Effective December 1, 2019, Employees shall be eligible to participate in the Savings Feature of the Plan immediately on their Employment Commencement Date or, if later, the date they meet the eligibility requirements to participate in the Plan.  However, an Employee who is a member of a unit of employees covered by a collective bargaining agreement shall be eligible to make Pre-Tax Deposits and/or Roth Deposits hereunder only if, and so long as, such agreement specifically provides that members of the unit will be eligible for participation in the Plan’s Savings Feature.  If an Employee is eligible to participate in the Plan, but is not subject to the Plan’s automatic enrollment feature pursuant to Section 3.09, in order to participate in the Savings Feature, such Employee must give written notice to the Administrator authorizing the Company to make Pre-Tax Deposits and/or Roth Deposits on the Participant’s behalf pursuant to Section 3.01.

Section 2.02. Eligibility to Participate in ESOP Feature.

(a)Employer Matching Contributions.  Each Employee who is a Participant in the Savings Feature shall be eligible to participate in the ESOP Feature and shall be entitled to share in Employer Matching Contributions as provided in Article III.

(b)Prior Plans.  Any Employee who was a participant in either the Badger Meter Employee Stock Ownership Plan or the Badger Meter Payroll-Based Employee Stock Ownership Plan immediately prior to the Effective Date shall automatically be a participant in the ESOP Feature.  No contributions are currently being made under this Plan to this feature.

Section 2.03. Other Employer Contributions.  Any Employee shall be eligible to share in Other Employer Contributions beginning January 1, 2011 or, if later, his date of hire, other than an Employee in the Tulsa Support Services, Engineering and Marketing Departments or an Employee who is a member of a unit of employees covered by a collective bargaining agreement, unless such agreement specifically provides that members of the unit will be eligible for participation in the Plan’s Other Employer Contributions feature.  Effective January 1, 2012, Employees represented by District No. 10, Association of Machinists and Aerospace Workers (“District 10”) will commence participation in the Plan’s Other Employer Contribution feature.

Section 2.04. Status of Leased Employees.  A person who is a “leased employee” within the meaning of Code Section 414(n) or (o) shall not be eligible to participate in the Plan, but in the event such a person was participating or subsequently becomes eligible to participate herein, credit shall be given for the person’s service as a leased employee of any Employer toward completion of the Plan’s eligibility requirements.

Section 2.05. Military Leave.  Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). (Loan repayments shall be suspended as permitted under Code Section 414(u)(4).)

Section 2.06. 2012 RFI Nonelective Contributions.  Any Participant who was a participant in the RFI Plan immediately prior to the merger of the RFI Plan into this Plan shall be eligible to share in RFI Nonelective Contributions for the 2012 Plan Year in accordance with Section 3.08.

ARTICLE III

PARTICIPANT DEPOSITS AND

EMPLOYER CONTRIBUTIONS

Section 3.01. Participants’ Deposits.  (a)  Subject to the limitations described in Section 3.05, any Employee who is eligible to participate in the Plan’s Savings Feature may elect to have the Company contribute any whole percentage of his Compensation, to a maximum of 15% (increasing to 20% starting January 1, 2002; and, effective January 1, 2020, increasing to 50%), as Deposits hereunder, in lieu of paying such amounts as current cash compensation.  Effective as of December 1, 2019, a Participant’s election to contribute a percentage of his Compensation may consist of Pre-Tax and/or Roth Deposits.  Subject to the automatic enrollment feature described in Section 3.09, such election shall be effective as soon as administratively feasible following the date on which the Employee shall have given written notice of his election to the Administrator.  However, the aggregate maximum of Pre-Tax Deposits and/or Roth Deposits hereunder for any Participant in any calendar year shall be $19,000 (as of January 1, 2019) (adjusted for cost of living increases pursuant to Code Section 402(g)(4)).  As soon as Participants’ Pre-Tax Deposits and/or Roth Deposits can be reasonably be segregated from the Company’s general assets, but in no case later than the 15th business day of the month following the month in which such Pre-Tax Deposits and/or Roth Deposits were withheld, the Company shall remit Participants’ Pre-Tax Deposits and/or Roth Deposits to the Trustee.  The Pre-Tax Account and/or Roth Account, as applicable, of each Participant shall be credited with the amounts of his Pre-Tax Deposits and/or Roth Deposits (respectively) as such amounts are received by the Trustee.  At the election of the Participant, Deposits may consist of the following (including a combination thereof):

(i)

Pre-Tax Deposits.  A Participant may elect to defer receipt of a portion of the Participant’s Compensation on a pre-tax basis and have the Company contribute such deferral to the Plan on his or her behalf as a Pre-Tax Deposit.  A Participant subject to the automatic enrollment provisions under Section 3.09 will be deemed to have elected to defer Compensation as Pre-Tax Deposits, as specified in that Section.

(ii)

Roth Deposits.  Effective December 1, 2019, a Participant may elect to defer receipt of a portion of the Participant’s Compensation on an after-tax basis and have the Company contribute such deferral to the Plan on his or her behalf as a Roth Deposit.  A Roth Deposit must be designated irrevocably by the Participant at the time of contribution as Roth elective deferrals in accordance with Code Section 402A.

(b)A Participant may elect to change the rate of his Deposits on timely notice as of any Entry Date.  Notwithstanding the foregoing, effective December 1, 2019, a Participant may elect to change the rate of his Pre-Tax Deposits and/or Roth Deposits at any time (including suspending all Deposits by changing his current contribution rate to a contribution rate of 0%).  Any such changes will be implemented as soon as administratively feasible following receipt of such change notice from the Participant.  A Participant’s Deposits shall automatically be suspended as provided in Section 7.01: (i) if, prior to January 1, 2020, he makes a hardship withdrawal hereunder (effective January 1, 2020, no such suspension is required in connection with a Participant’s hardship withdrawal); (ii) if he takes an in-service distribution of his own Participant Deposits while on active military duty for more than 30 days; (iii) or during any period in which he is not (or was not) employed by the Company or RFI in a position in which he is eligible to participate in the Plan’s Savings Feature, as determined under Section 2.01. A Participant whose Pre-Tax Deposits and/or Roth Deposits, as applicable, are suspended as set forth above may resume making such Deposits on timely notice:

(i)

in the case of a suspension resulting from transfer to a position in which he is not eligible to participate in the Plan’s Savings Feature, as of any Entry Date coincident with or next following his resumption of employment in an eligible position;

(ii)

in the case of a suspension resulting from a hardship withdrawal, as of any Entry Date which is at least 6 months after the withdrawal (this requirement is effective, however, only for hardship withdrawals taken prior to January 1, 2020); or

(iii)	in the case of an in-service distribution taken by a Participant on active military duty for more than 30 days, as of any Entry Date that is at least 6 months after the distribution.

(c)The Administrator shall, from time to time, establish a maximum deferred amount respecting Participant Deposits.  Such maximum deferred amount may vary during each payroll period and for each Participant.  If a Participant shall designate any amount or rate of Deposits in excess of the applicable maximum deferred amount established for his Deposits, such designation shall not be invalid, but shall be effective to designate a rate of Deposits equal to the applicable maximum deferred amount (determined proportionally based on the Participant’s elected rates of Pre-Tax Deposits and/or Roth Deposits).  Without limiting the generality of the foregoing, the maximum rate of for a Participant who is a Highly Compensated Employee shall be established so that the average rate (expressed as a percentage of “compensation” as defined in Code Section 414(s)) of such Deposits by Highly Compensated Employees does not exceed the greater of:

(i)	a rate equal to 1.25 times the average rate of combined Pre-Tax Deposits and Roth Deposits by all other eligible Employees for the prior Plan Year; or

(ii)

a rate equal to the lesser of (A) the average rate of combined Pre-Tax Deposits and Roth Deposits for all other eligible Employees for the prior Plan Year multiplied by 2.0, or (B) the average rate of combined Pre-Tax Deposits and Roth Deposits for all other eligible Employees plus 2%.

It is the intent and purpose of this Section 3.01(c) that the Administrator shall have and exercise complete discretion in establishing the maximum deferred amount for any Participant for any Plan Year, in order to assure compliance with Code Sections 401(k), 402(g), and 415 and any other applicable provisions of the Code.  Further, in the event Participants eligible to make Deposits include both employees who are represented for collective bargaining purposes and those who are not, the foregoing test shall be applied separately to Participants who are not represented for collective bargaining and to each collective bargaining unit, rather than to all Participants as one group.

(d)In the event that, despite the limitations described above, the combined Pre-Tax Deposits and Roth Deposits for a Participant in any Plan Year exceed the limit on Deposits for such Participant determined under Code Section 401(k) or 402(g), then the Administrator shall direct the Trustee to distribute to any such Participant an amount equal to the excess of such Deposits over the amount that such Participant should have been permitted to contribute, plus income, if any, attributable to such excess (and including gap period income, if any, earned during the 2006 and 2007 Plan Year but not thereafter).  Any such corrective distributions will first be distributed from Pre-Tax Deposits, and then from Roth Deposits.

The aggregate amount of Deposits to be refunded shall be determined by reducing (or leveling) the maximum allowable level of Deposits to a percentage determined by the Administrator that, if applied to all Highly Compensated Participants with a deferral percentage above that level, would result in the average deferral percentage test being satisfied.  The aggregate amount required to be refunded shall be allocated among (and distributed to) Highly Compensated Participants by reducing (or leveling) the maximum dollar amount of Deposits for the Plan Year to an amount determined by the Administrator that, if applied to all Highly Compensated Participants with Deposits above that level, would result in a refund of Deposits, as applicable, equal to the aggregate amount of excess Deposits calculated in accordance with the preceding sentence.  The amount required to be distributed to any Highly Compensated Participant shall be reduced by the amount of excess Deposits (if any) previously distributed to the Participant in order to comply with Code Section 402(g).

To the extent that Deposits refunded to a Highly Compensated Participant resulted in Matching Contributions being allocated to the Participant’s account, such Matching Contributions, together with all income on such Matching Contributions for the Plan Year to which the Matching Contributions relate (and including gap period income, if any, earned during the 2006 and 2007 Plan Year but not thereafter) shall be forfeited.

Such distributions shall be made, to the extent possible, within two and one-half months after the end of the Plan Year, but, in any event, not later than the last day of the subsequent Plan Year.  Similarly, if a Participant gives timely notice to the Administrator that the total of his elective deferrals (within the meaning of Code Section 401(g)(3)) for his taxable year exceeded the limit described in such Code Section for his taxable year and of the amount of such excess attributable to the Plan, the Administrator may direct that such excess, together with any income attributable to such excess, shall be distributed to the Participant on or before the first April 15 following the end of the Participant’s taxable year.

Effective January 1, 2002, any Participant who has attained age 49 before the close of the prior taxable year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.  To the extent a Participant eligible to make catch-up contributions has elected to make Deposits in excess of the applicable limits of the Code, the excess amounts may be re-designated as catch-up contributions.  In such event, the Administrator shall allocate such catch-up contributions shall be allocated as Pre-Tax Deposits and/or Roth Deposits (as applicable) proportionally, based on the Participant’s designation of non-catch-up contributions as either Pre-Tax Deposits and/or Roth Deposits.

Section 3.02. Employer Matching Contributions.  (a)  For each Plan Year, the Account of each Participant who is eligible to receive an Employer Matching Contribution shall be credited with Employer Matching Contributions equal to such percentage as the Board in its sole discretion may determine for such Plan Year, of the Participant’s Deposits (which, effective December 1, 2019, may include both Pre-Tax and Roth Deposits) for the Plan Year to the extent such Deposits do not exceed such percentage of the Participant’s Compensation for the Plan Year as the Board in its sole discretion may determine for such Plan Year.  Employer Matching Contributions shall be derived from the following sources, in the order of priority indicated:

(i)	Amounts forfeited from Participants’ Employer Matching Contributions Accounts during the Plan Year pursuant to Section 11.10;
(ii)	Company Stock released from the Suspense Account during the Plan Year pursuant to Section 3.04; and
(iii)

To the extent the amounts available under (i) and (ii) for any Plan Year are not sufficient, the Company shall contribute the additional amounts necessary to provide for the Employer Matching Contributions called for by this Section.  Such contributions may be made either in the form of cash or Company Stock or a combination thereof and shall be made on or before the due date, including extensions of the Company’s tax return for the Plan Year.

The value of Employer Matching Contributions derived from forfeitures and/or releases from the Suspense Account under (i) or (ii) above shall be determined as of the last day of the Plan Year.  Any other Employer Matching Contributions shall be the amount of cash or the value of Company Stock contributed by the Company as of the date of the contribution.

(b)The Participants eligible to share in Employer Matching Contributions for any Plan Year shall be (i) those Participants who are employed by an Employer on the last day of the Plan Year, and (ii) Participants whose Severance from Service occurred during the Plan Year on or after the Participant’s Normal Retirement Date or attainment of age 55 with five Years of Service or on account of Retirement, death or Disability.  Participants whose Severance from Service occurred during the Plan Year for any reason other than those listed in (ii) above shall not be eligible to share in Employer Matching Contributions.  A Participant who is on temporary layoff for a period not exceeding one year shall not be deemed to have incurred a Severance from Service for purposes of this Section.

(c)Notwithstanding subsection 3.02(a) above, the average rate (expressed as a percentage of “compensation” as defined in Code Section 414(s)) of Employer Matching Contributions for any Plan Year for Employees who are Highly Compensated Employees for such Plan Year shall not exceed the greater of:

(i)	a rate equal to 1.25 times the average rate of Employer Contributions for all other eligible Employees for the prior Plan Year; or
(ii)

a rate equal to the lesser of (A) the average rate of Employer Contributions for the prior Plan Year for all other eligible Employees multiplied by 2.0, (B) the average rate of Employer Contributions for the prior Plan Year for all other eligible Employees plus 2%.

It is the intent and purpose of this subsection 3.02(c) that the Administrator shall have and exercise complete discretion in establishing the maximum rate of Employer Matching Contributions for any Participant for any Plan Year, in order to assure compliance with the limitations imposed by Sections 401(m) and 415 of the Code and other applicable provisions of such Code.  Accordingly, no Employer Matching Contribution shall be made or allocated to the Account of any Participant if such contribution would cause such limitations to be exceeded.  Further, in the event Participants eligible to make Deposits include both employees who are represented for collective bargaining purposes and those who are not, the foregoing test shall be applied separately to Participants who are not represented for collective bargaining and to each collective bargaining unit, rather than to all Participants as one group.

Section 3.03. Badger Meter Employee Stock Ownership Plans. Amounts credited to Participants under this Account reflect their interest in the contributions and earnings related to the Badger Meter Payroll Based Employee Stock Ownership Plan and the Badger Meter Employee Stock Ownership Plan.  No contributions are currently being credited to this account.

Section 3.04. Suspense Account.  (a)  To the extent the Plan has acquired shares of Company Stock with the proceeds of an Exempt Loan, all such shares shall be held in a Suspense Account pending their release and allocation to the Accounts of Participants as payments are made under the Exempt Loan.

(b)Repayment of principal and payment of interest under any such Exempt Loan shall be made as follows:

(i)

Cash dividends on Company Stock in the Suspense Account and earnings thereon shall not be applied to principal and/or interest obligations under the Exempt Loan, unless the Administrator shall direct otherwise; and

(ii)

To the extent the amounts available under (i) above are not sufficient, the Company shall make cash contributions in such amounts and at such times as are needed to provide the Trustee with cash sufficient to pay any currently maturing obligations under an Exempt Loan.

(c)The number of shares of Company Stock to be released from the Suspense Account for each Plan Year shall be determined as follows:

(i)

If (A) the Exempt Loan provides for annual payment of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years, and (B) the interest included in any payment on the Exempt Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables, then the number of shares to be released from the Suspense Account each year shall be equal to the number of shares held immediately before the release multiplied by a fraction, the numerator of which is the amount of the principal payment(s) on the Exempt Loan for the Plan Year and the denominator of which is the sum of the numerator plus the principal remaining unpaid at the end of the Plan Year; provided that this clause shall not be applicable from the time that, by reason of renewal, extension or refinancing, the sum of the unexpired duration of the Exempt Loan, the renewal period, the extension period, and the duration of the new Exempt Loan exceeds 10 years.

(ii)

If (i) above is not applicable, the number of shares to be released from the Suspense Account shall be the number of shares held in the Suspense Account immediately prior to the release for the Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest on the Exempt Loan paid for the Plan Year and the denominator of which is the sum of principal and interest on the Exempt Loan paid for the Plan Year and the principal and interest on the Exempt Loan to be paid for all future Plan Years.  If the interest rate under the Exempt Loan is variable, the interest to be paid in future Plan Years shall be computed by using the interest rate in effect as of the end of the Plan Year.

(d)Shares of Company Stock that are released from the Suspense Account for each year shall be allocated, as of the last day of the Plan Year, as follows:

(i)	first, to satisfy the Employer Matching Contribution obligation for the Plan Year pursuant to Section 3.02; and
(ii)

cash dividends on Company Stock held in the Suspense Account not applied to repayment of an Exempt Loan plus, if any amount remains after the allocation provided in (i), shall be allocated as an additional Employer Matching Contribution to each Participant who: [a] is still an Employee as of December 31 of that Plan Year and [b] has made Deposits in accordance with section 3.01 above throughout the Plan Year (unless the failure to contribute for any period is the consequence of the Participant having made the maximum permitted contributions prior to such period).  However, the allocation amount shall be in an equal dollar amount per each such Participant, subject to the maximum limits in Section 3.05 below.

(e)With respect to any shares of Company Stock that are held in the Suspense Account as of January 1, 2011:

(i)	Release of such shares shall be determined pursuant to the release method in (c)(ii) above (beginning after release of shares attributable to 2010, based upon contributions for 2010).

(ii)

In the event of a “Change of Control” of the Company, or in the event of termination of this Plan, unless otherwise agreed to between the Company and the Administrator, any outstanding Exempt Loan balance shall be paid off by the Company, and all remaining Company Stock in the Suspense Account, or the proceeds thereof, shall be applied first to the benefit of individuals who are both Employees and Participants as of the date of the Change of Control or Plan termination, as the case may be, to be allocated to such individuals as a Company contribution to each Participant as of the date of the Change of Control or Plan termination in an equal dollar amount per capita to the extent permitted by Section 3.05, with the balance allocated as earnings to the Account balances of all Participants as of the date of the Change of Control or Plan termination.  “Change of Control” means events determined by the Administrator to constitute a change of control of the Company within the meaning of Code Section 409A and the default rules of Treas. Reg. § 1.409A-3(i)(5) (as in effect on August 19, 2010).

(iii)	Dividends on Company Stock held in the Suspense Account shall be applied as a Company contribution under Section 3.04(d) above, and shall not be applied to repay the Exempt Loan.

Section 3.05. Maximum Annual Additions. (a)  The Plan is subject to the limitations on benefits and contributions imposed by Code Section 415 which are incorporated herein by this reference.  The limitation year shall be the Plan Year.  In the event that there are multiple plans, the following order shall determine the manner in which benefits are restricted in order to satisfy these requirements:  benefits shall first be reduced under any defined benefit plan in which the Participant participates, beginning with the defined benefit plan providing the lowest accrual and next from any defined contribution plan, beginning with the plan to which the lowest annual allocation is made.  If amounts are to be reduced under this Plan, unmatched Pre-Tax Deposits will be refunded first, followed by unmatched Roth Deposits.  Other Employer Contributions, RFI Nonelective Contributions, and finally matched Pre-Tax Deposits and then matched Roth Deposits will be refunded and associated Matching Contributions forfeited.

(b)For purposes of applying the Code Section 415 limitations, effective for limitation years beginning on or after July 1, 2007, compensation shall be “Compensation” as defined in Section 1.01(k), to the extent that such definition follows the general definition of compensation provided in Income Tax Regulation Section 1.415(c)-2.  Effective for limitation years beginning on or after July 1, 2007, compensation of a terminated Employee for purposes of the Code Section 415 limitations shall also include payments that are made by the later of (i) 2 ½ months after the Employee’s Severance from Service, or (ii) the end of the limitation year that includes the date of the Employee’s Severance from Service, if, absent a Severance from Service, such payments would have been paid to the Employee while the Employee continued in employment with an Employer and consist of amounts received for services rendered to the Employer by the Employee during the Employee’s regular working hours (such as overtime or shift differentials), commissions, bonuses or other similar amounts.  No other post-termination compensation shall be included.  For purposes of this Section 3.05(b), the term “Employer” is modified by the provisions of Code Section 415(h), pursuant to which the required subsidiary ownership is reduced from “at least 80 percent” to “more than 50 percent.”

(c)If not withstanding the foregoing provisions of this Section 3.05, the limitations of Code Section 415 are exceeded as a result of a reasonable error in estimating a Participant’s Compensation, a reasonable error in estimating the amount of Deposits that a Participant may elect under the limits of Code Section 415, the allocation of forfeitures, or such other facts and circumstances as the Commissioner of the Internal Revenue Service may proscribe, there shall be deducted from the Participant’s Accounts and returned to the Participant such portion of his Deposits, together with earnings thereon, as may be necessary to satisfy Code Section 415 (taking into account reductions in Employer Matching Contributions and earnings thereon attributable to the Participant’s Deposits).  In such event, corrective distributions shall be taken first from Pre-Tax Deposits, followed by Roth Deposits.  If a similar excess would occur for all Participants, the excess shall be corrected in accordance with Internal Revenue Service correction procedures under Rev. Proc. 2019-19, as amended and revised from time to time, or procedures of similar import.  This Section 3.05(c) shall apply to limitation years beginning on or after July 1, 2007.

(d)The Plan Administrator shall have broad authority to coordinate with the plan administrators of other plans maintained by the Employers in relation to the limits imposed by this Section 3.05, and to implement reductions of allocations and reallocations necessary to maintain all of such plans in accordance with the requirements of applicable law.

Section 3.06. Rollovers.  An Employee (and, effective September 1, 2017, a former Employee with an Account balance) shall be entitled to rollover to the Plan an eligible rollover distribution (as defined in Section 6.06) from another tax-qualified pension plan (including the Badger Meter, Inc. Pension Plan (the “Pension Plan”)), profit sharing plan, stock bonus plan, or any plan described in Code sections 403(a), 403(b), or 457(b), provided that the following conditions are satisfied:

(i)	the rollover occurs on or before the 60th day following the Employee’s (or, if applicable, former Employee’s) receipt of such distribution or is in the form of a direct rollover;
(ii)	the amount rolled over does not include any after-tax amounts;
(iii)	effective December 1, 2019, rollover contributions of Roth funds are permitted, and any such contributions will be allocated to a separate subaccount for rollover contributions of Roth funds; and
(iv)

effective September 1, 2017, the amount rolled over does not include any financial securities or other non-cash financial instruments, unless specifically approved by the Administrator in its sole discretion.

The Administrator shall develop such procedures, and may require such information from an Employee (or, if applicable, former Employee) desiring to make a rollover as it deems necessary or desirable to determine that the proposed rollover will meet the requirements of this Section.  Upon approval by the Administrator, the rollover amount shall be allocated to the Employee’s (or, if applicable, former Employee’s) Pre-Tax and/or Roth Account and shall be administered for all purposes of the Plan as if attributable to Pre-Tax Deposits and/or Roth Deposits, as applicable, thereunder.  Notwithstanding the foregoing, however, eligible rollover distributions to the Plan that are received from the Pension Plan shall be allocated to the Employee’s (or, if applicable, former Employee’s) Other Employer Contributions Account and shall be administered for all purposes of the Plan as if attributable to Contributions thereunder.  Accordingly, investment in the Company Stock Fund will not be permitted with respect to eligible rollover distributions received from the Pension Plan.

Section 3.07. Other Employer Contributions.

(a)Unless this Plan is amended to the contrary prior to the end of any Plan Year, the Company’s contribution under this section for each Participant who is eligible to share in the contribution for the Plan Year beginning January 1, 2011 and subsequent Plan Years will be:

(i)	5% of each such eligible Participant’s Compensation, plus
(ii)

2% of each such eligible Participant’s Compensation in excess of the annual wages subject to the old age, survivors and disability insurance tax imposed by the Federal Insurance Contributions Act for the Plan Year, plus

(iii)

if applicable, for each Participant who was a Participant in the Badger Meter Salaried Pension Plan (“Pension Plan”) as of December 31, 1996, there will be an additional contribution for the Plan Year ending December 31, 2011 based upon the Participant’s years of Benefit Service under the Pension Plan as of December 31, 1996.  The contribution is equal to 4% of Compensation for those with 15 to 20 years as of December 31, 1996 and 5% for those with more than 21 years as of that date.  If a Participant terminated employment after December 31, 1996 and was re-employed, this contribution will not be available.

(b)the provisions of Article VII below shall be inapplicable to contributions made under this section.  Further, investment in the Company Stock Fund will not be permitted with respect to these contributions.

Section 3.08. 2012 RFI Nonelective Contributions.

(a)Each Participant described in subsection (b) below will be eligible to receive a discretionary RFI Nonelective Contribution for the 2012 Plan Year in an amount, if any, determined by RFI’s board of directors.  Such discretionary RFI Nonelective Contribution shall be allocated to the RFI Plan Account of each Participant eligible for an allocation in the proportion that each such Participant’s RFI Compensation bears to the RFI Compensation of all such Participants for the Plan Year.  For this purpose, “RFI Compensation” shall have the meaning set forth in Paragraph K of Article I of the RFI Plan, as in effect on December 31, 2012.

(b)A Participant shall be eligible to receive an RFI Nonelective Contribution for the 2012 Plan Year only if:

(i)

the Participant (A) was credited with at least 1,000 “hours of service” (as defined in the RFI Plan, as in effect on December 31, 2012) during the 2012 Plan Year and (B) was employed by RFI on the last day of the 2012 Plan Year; or

(ii)

the Participant terminated employment from RFI during the 2012 Plan Year by reason of retirement at or after age 65, death, or disability.  For this purpose, “disability” means disability under the Social Security Act.

(c)RFI Nonelective Contributions shall be made in the form of cash and shall be made on or before the due date, including extensions, of RFI’s tax return for the 2012 Plan Year.

Section 3.09. Automatic Enrollment Feature for New Participants (Effective January 1, 2020).

(a)Each Employee hired or rehired on or after January 1, 2020, who is eligible to participate in the Plan on his Employment Commencement Date, and who has not elected to defer a specific dollar amount to the Plan as either Pre-Tax Deposits and/or Roth Deposits (such an Employee, a “New Employee”), shall be deemed to have elected (i) to participate in the Plan as of such New Employee’s Employment Commencement Date, and (ii) to make Pre-Tax Deposits under the Plan at the rate of three percent (3%) of the New Employee’s Compensation (the “Deemed Election”).  A New Employee’s Deemed Election shall become effective no later than the earlier of (x) the pay date for the second payroll period that begins after the date the New Employee is provided with the Initial Automatic Enrollment Notice as described in Section 3.09(c), or (y) the first pay date that occurs at least 30 days after the Initial Automatic Enrollment Notice is provided.  Before his Deemed Election becomes effective (as described in the preceding sentence), a New Employee may make an affirmative election, pursuant to Section 3.01, with respect to his rate of Deposits (either to make no Deposits or to contribute a different rate of Deposits), thereby preventing the Deemed Election from taking effect.  If a New Employee’s Deemed Election becomes effective (as described above), Deposits being made on behalf of the New Employee will cease as soon as administratively feasible upon the New Employee making an affirmative election regarding his Deposits (either to make no Deposits or to contribute a different rate of Deposits).

(b)Unless a New Employee otherwise makes an affirmative election regarding his Deposits (either to make no Deposits or to contribute a different rate of Deposits), the Deemed Election will remain in effect for the remainder of the Plan Year in which it first became effective, through the Auto-Escalation Date for the second Plan Year following the Plan Year containing the New Employee’s Employment Commencement Date.  Thereafter, the New Employee’s rate of Deposits will increase in accordance with the requirements of Section 3.10.

(c)Each New Employee shall receive an initial notice that explains the applicable automatic enrollment provisions of the Plan, as well as the New Employee’s right to alter the amount of his Deposits to the Plan (the “Initial Automatic Enrollment Notice”).  The Initial Automatic Enrollment Notice shall also include the procedure the New Employee must take alter the amount of his Deposits to the Plan and the timing for implementing such an election.  A New Employee shall receive an Initial Automatic Enrollment Notice when he becomes eligible to participate in the Plan.  Thereafter, within a reasonable time prior to the start of the next Plan Year, each New Employee shall receive an “Annual Automatic Enrollment Notice” notifying the New Employee of the percentage of Pre-Tax Deposits that will be made on his behalf if he takes no action to alter the amount of his Deposits to the Plan.  The Annual Automatic Enrollment Notice will also inform the New Employee of his right to make an affirmative election, pursuant to Section 3.01, with respect to his rate of Deposits (either to make no Deposits or to contribute a different rate of Deposits), for such subsequent Plan Year.  The Annual Automatic Enrollment Notice shall also include the procedure for exercising that right and the timing for implementing an election.

Section 3.10. Automatic Contribution Rate Increase for All Eligible Employees (Effective for Plan Years Beginning On and After January 1, 2020).

(a)Effective for Plan Years beginning on and after January 1, 2020, and subject to the requirements for New Employees set forth in Section 3.09(b), all eligible Employees participating in the Plan who are making combined Pre-Tax Deposits and/or Roth Deposits to the Plan at a combined contribution rate of less than seven percent (7%) of their Compensation will be subject to the automatic contribution rate increases described under this Section 3.10.  Starting with the Plan Year beginning on January 1, 2020, each Plan Year that an Employee is contributing to the Plan at a combined contribution rate of less than seven percent (7%) of Compensation, such Employee will be deemed to have elected to increase his or her rate of Pre-Tax Deposits to the Plan by one percent (1%) effective as the Auto-Escalation Date of that Plan Year (the “Auto-Escalation Date”), until the Employee reaches a combined contribution rate of seven percent (7%) of his Compensation, unless the Employee otherwise makes an affirmative election prior to the Auto-Escalation Date for that Plan Year: (i) to not participate in the annual contribution rate increase, (ii) to designate a different contribution rate (which may be 0%), or (iii) to defer a specific dollar amount to the Plan as either Pre-Tax Deposits and/or Roth Deposits.  Increases in the contribution rate of a New Employee shall begin on the Auto-Escalation Date for the second Plan Year following the Plan Year containing the New Employee’s Employment Commencement Date, unless the New Employee otherwise makes an affirmative election with respect to his rate of Deposits as described in the preceding sentence.  Thereafter, New Employees shall be treated in the same manner as other Employees for purposes of the annual contribution rate increase.

(b)Each Employee and New Employee to whom this Section 3.10 applies shall receive, within a reasonable time prior to the Auto-Escalation Date, a notice of the percentage of automatic Pre-Tax Deposits, and of his or her right to change the percentage of, or to cease making Pre-Tax Deposits altogether, for such subsequent Plan Year.  This annual notice shall also include the procedure for exercising those rights and the timing for implementing an election.

ARTICLE IV

PARTICIPANT ACCOUNTS;
INVESTMENT OF ACCOUNTS

Section 4.01. Establishment of Accounts.  Each Participant shall have one or more Accounts established for him.  Such Accounts shall consist of:

(i)	A Pre-Tax Account for interests derived from his Pre-Tax Deposits hereunder or under the Badger Meter Savings Plan prior to the Effective Date;
(ii)	A Roth Account for interests derived from his Roth Deposits hereunder (effective as of December 1, 2019);
(iii)	An Employer Matching Contributions Account for interests derived from Employer Matching Contributions hereunder or under the Badger Meter Savings Plan prior to the Effective Date;
(iv)	A Prior Plan Account for interests derived from allocations under the Badger Meter Employee Stock Ownership Plan and Badger Meter Payroll Based Employee Stock Ownership Plan;
(v)	An Other Employer Contributions Account for his interests derived from Other Employer Contributions hereunder; and
(vi)	An RFI Plan Account for interests derived from allocations under the RFI Plan and RFI Nonelective Contributions hereunder.

To the extent necessary or appropriate to provide for the proper administration of the Plan, the Accounts of Participants shall include separate balances for interests invested in each Investment Fund, for interests derived from different sources of contributions, and for such other purposes as the Administrator shall determine.  As soon as practicable following the end of each Plan Year, each Participant shall be provided with a statement reflecting the status of his Accounts.

Section 4.02. Investment of Participant Deposits.  (a)  Each Participant shall direct the Administrator to invest his Pre-Tax and Roth Deposits in one or more of the Investment Funds then available for such purpose, in accordance with rules of uniform and nondiscriminatory application established by the Plan Administrator.  Effective December 1, 2019, an investment election under this subsection may be changed at any time, except as otherwise provided by applicable law(s) or Company policy(ies), and shall remain in effect for successive Plan Years unless changed.

(b)Effective December 1, 2019, a Participant may elect to reallocate his Pre-Tax Account and/or Roth Account among the Investment Funds at any time, except as otherwise provided by applicable law(s) or Company policy(ies).  A Participant who elects to make such a reallocation shall elect to have all of his interests in his Pre-Tax Account and/or Roth Account, as applicable, allocated to one or more of the Investment Funds in accordance with rules of uniform and nondiscriminatory application established by the Plan Administrator.

(c)In the event that a Participant shall fail to direct the investment of Pre-Tax Deposits and/or Roth Deposits subject to his direction or fail to replace any directions which may have been suspended or revoked, then such Pre-Tax Deposits and/or Roth Deposits shall be invested on the Participant’s behalf in an Investment Fund designated by the Administrator for that purpose.

Section 4.03. Investment of Employer Contributions Accounts.  Subject to the Participant’s rights to diversify under Section 4.04, a Participant’s Employer Matching Contributions Account shall be invested exclusively in the Company Stock Fund.  However, separate subaccounts shall be maintained for the portions of the Company Stock Fund actually invested in Company Stock from time to time and for the portion thereof that is held in short term interest bearing securities and income thereon.  The Other Employer Contributions Account shall be invested in accordance with instructions from the Participant in the same manner as Section 4.02 (except that the Company Stock Fund is not a permitted investment).  In addition, the default Investment Fund or Funds designated by the Administrator for this Section 4.03 may be different from the Fund(s) designated for purposes of Section 4.02.

Section 4.04. ESOP Diversification Election.  Beginning January 1, 2007, to the extent provided in Code Section 401(a)(35), Treas. Reg. § 1.401(a)(35)-1, and any related guidance, Participants and eligible Beneficiaries may at any time diversify up to 100% of any publicly-traded Company Stock held in their Employer Matching Contributions and Prior Plan Accounts, and reinvest an equivalent amount in any other Investment Funds available under the Plan in accordance with the requirements of Code Section 401(a)(35)(D).  This diversification right applies without regard to a Participant’s or eligible Beneficiary’s age or service.  For purposes of this Section 4.04, the Plan will satisfy the requirements of Code Section 401(a)(35)(D) if it offers Participants and eligible Beneficiaries not fewer than three Investment Funds, other than Company Stock, into which they may direct the diversification proceeds, and those Investment Funds have materially different risk and return characteristics.

Section 4.05. Valuation of Accounts.  As of each Valuation Date, the Accounts of each Participant (including his Employer Matching Contributions Account and Prior Plan Account, to the extent not invested in shares of Company Stock) shall be adjusted to reflect the effect of income, collected and accrued, realized and unrealized gains and losses, expenses and all other transactions during the preceding quarter with respect to the applicable Investment Funds.

Section 4.06. Allocations to Other Employer Contributions Accounts.  The Prior Plan Account and Employer Matching Contributions Account maintained for each eligible Participant shall be credited annually, as of the last day of each Plan Year, with his allocable share of (i) Company Stock (including fractional shares) purchased and paid for with Employer Contributions for the Plan Year, contributed in kind to the Trust or released from the Suspense

Account; (ii) forfeitures allocable to his Prior Plan Account and Employer Matching Contributions Account; and (iii) dividends on Company Stock allocable to his Prior Plan Account and Employer Matching Contributions Account, pending distribution pursuant to Section 4.07.  Company Stock shall be valued at fair market value, which shall mean, so long as the Company Stock is publicly traded, the price prevailing on the market and, if the Company Stock is no longer traded on a recognized market, the fair market value established by an independent and qualified appraiser which, as required by Code Section 401(a)(28)(C), satisfies the requirements of the regulations issued under Code Section 170.

Section 4.07. Dividends on Company Stock.  (a)  Cash dividends received on shares of Company Stock allocated to Participants’ Accounts shall be allocated to their respective Accounts, pending distribution pursuant to subsection (b) of this Section.  Cash dividends received on shares of Company Stock in the Suspense Account shall be applied as provided in Section 3.04.  Stock dividends received on Company Stock shall be credited to the Account to which the Company Stock was allocated.

(b)Notwithstanding any provision herein to the contrary, cash dividends received by the Trust on shares of Company Stock allocated to Participants’ Accounts shall be paid currently in cash to such Participants.  All such dividends received during a Plan Year shall be paid out annually pursuant to this Section not later than 90 days after the close of such Plan Year.

(c)Effective with dividends paid in 2002, Participants will be permitted to elect that such dividends be reinvested in Company Stock instead of being distributed.  The election shall be made in accordance with procedures of uniform applicability adopted by the Administrator.  Such procedures shall provide that the default election, which will apply in the event the Participant fails to respond within the time limit established in the procedure, shall be an election to reinvest in Company Stock.  Participants will be fully vested in any dividends with respect to which an election is offered under this Section 4.07(c), without regard to whether the Participant is vested in the Company Stock with respect to which the dividend is paid.

Section 4.08. Investment of RFI Plan Account. The RFI Plan Account shall be invested in accordance with instructions from the Participant in the same manner as Section 4.02.  In addition, the default Investment Fund or Funds designated by the Administrator for this Section 4.08 may be different from the Fund(s) designated for purposes of Section 4.02.

Section 4.09. Restrictions on Investment in the Company Stock Fund.  Notwithstanding anything herein to the contrary, (i) a Participant may not direct the Administrator to invest more than fifty percent (50%) of his or her future Deposits in the Company Stock Fund, and (ii) a Participant may not reallocate any portion of his or her Accounts to the Company Stock Fund to the extent that the reallocation would result in more than fifty percent (50%) of the balance of his or her Accounts (excluding the Other Employer Contributions Account) being allocated to the Company Stock Fund immediately following such reallocation. For clarity, no portion of a Participant’s Other Employer Contributions Account may be invested in the Company Stock Fund at any time, and any balance in a Participant’s Other Employer Contributions Account is excluded when applying the 50% limit described above.

ARTICLE V

VESTING

Section 5.01. Vesting in Accounts.

(a)Generally.  A Participant’s interests in all of his Accounts, except for the Other Employer Contributions Account and the portion of his RFI Plan Account derived from RFI Nonelective Contributions, shall at all times be fully vested and nonforfeitable.

(b)Other Employer Contributions.

(i)	A Participant’s interest in his Other Employer Contributions Account shall be fully vested upon completion of three Years of Service.
(ii)

If a Participant has a Severance from Service before completing three Years of Service, then the Participant’s Other Employer Contributions Account will be forfeited as of the earlier of the date the Participant:

(1)has a six year Break in Service, or

(2)receives distribution of his other Accounts under the Plan.

(iii)

In the event the Participant returns to employment with an Employer before incurring a Break in Service of six or more years, the amount forfeited, unadjusted by any subsequent gains or losses, shall be reinstated.

(c)RFI Nonelective Contributions.

(i)

A Participant’s interest in the portion of his RFI Plan Account derived from RFI Nonelective Contributions shall vest in accordance with the following schedule, provided that a Participant shall be fully vested in such amounts if a Participant’s termination of employment with an Employer occurs (A) on or after attainment of Normal Retirement Age, (B) by reason of Disability, or (C) by reason of death:

Complete Years of Vesting Service at Date of Termination	Vested Percentage of Amount Attributable to Employer Profit Sharing Contributions
Less than 2 2 3 4 5	0% 20% 40% 60% 100%

(ii)

If a Participant has a Severance from Service before completing five Years of Service, then the nonvested portion of a Participant’s RFI Plan Account derived from RFI Nonelective Contributions will be forfeited as of the earlier of the date the Participant:

(1)has a six year Break in Service, or

(2)receives distribution of his other Accounts under the Plan.

(iii)

The Company shall establish a separate account and shall enter into such account all nonvested amounts forfeited by Participants under this Section 5.01(c).  Amounts transferred to the separate account as forfeitures under this Section 5.01(c) shall be reconstituted from future forfeitures if a Participant completes an Hour of Service prior to incurring a Break in Service of six or more years.  In such event, a special account shall be established in the name of such Participant, reflecting such reconstituted amount and investment results thereon from the date of establishment of such account.  At any relevant time, the Participant’s nonforfeitable interest in such special account (“X”) shall be determined by the formula:

X = P (AB + D) – D

Where:

P is the vested percentage at the relevant time

AB is the account balance at the relevant time; and

D is the amount of the distribution.

If the Participant incurs a Break in Service of six or more years, then the amount transferred to the separate account upon such Participant’s Severance from Service shall be treated as finally forfeited and not subject to recapture.

(d)Forfeitures will be applied first to reinstatements, if any, under subparagraphs (b)(iii) and (c)(iii), and second to reduce Company contributions for the Plan Year.  If forfeitures are not adequate to permit reinstatement of a forfeiture, the Company will make a special contribution for this purpose.

(e)Order of Forfeitures.  To the extent a Participant’s interests in his Other Employer Contributions Account or the portion of his RFI Plan Account derived from RFI Nonelective Contributions are subject to forfeiture, any Company Stock then held in such Accounts shall be forfeited only after other assets held in those Accounts are forfeited.

ARTICLE VI

DISTRIBUTION OF BENEFITS

Section 6.01. Distribution Upon Termination of Employment.  A Participant’s interests in all of his Accounts shall be distributable to the Participant upon his Severance from Service for any reason.  Distribution shall be made at the time and in the manner specified in Section 6.04.  If a Participant has a change in status to a “leased employee” as defined in Section 2.03, he shall not be deemed to have incurred a termination of employment until the termination of both Employee status and “leased employee” status.

Section 6.02. Death.  (a)  Upon a Participant’s death, whether before or after Severance from Service and whether before or after commencement of payment of benefits, the remaining amounts in all of his Accounts shall be payable to the Participant’s Beneficiary at the time and in the manner specified in Section 6.04.

(b)A Participant may designate any person, trust and/or other entity as his Beneficiary.  Any such designation shall be in writing and filed with the Administrator on the form and in the manner prescribed by the Administrator, and may be revoked or changed by the Participant at any time by a written instrument filed with the Administrator prior to his death.  Notwithstanding the foregoing, in the event that the Participant has a spouse at the time of his death, such spouse shall be the Participant’s Beneficiary unless (i) such spouse has consented in writing to the Participant’s designation of a different Beneficiary, (ii) such consent acknowledges the effect of such election and is witnessed by a plan representative appointed by the Administrator or by a notary public, and (iii) the Participant is survived by a Beneficiary designated as such as described above.  In the event the Participant is not married at the time of his death and is not survived by a properly designated Beneficiary, the Participant’s estate shall be the Beneficiary.  Notwithstanding the foregoing, in the event of the Participant’s divorce, the former spouse shall cease to be a Beneficiary unless after such divorce the Participant completes a new designation naming such individual as a Beneficiary.

Section 6.03. Distribution Upon Attainment of Age 70½.  (a)  In the event a Participant has attained age 70 ½, but has not retired or otherwise incurred a Severance from Service, distribution of his Accounts shall be made in the manner specified in Section 6.04 on or before the April 1 of the calendar year which next follows his attainment of age 70 ½; provided that distribution to a 5-percent owner (as defined in Code Section 416(i)) must begin by that date even if such 5-percent owner remains employed by an Employer.  Any additional amounts accumulated in the Participant’s Accounts after such distribution shall be distributed on or before the next succeeding April 1. Notwithstanding the foregoing, this Section 6.03(a) shall not apply to Participants who had an RFI Plan Account that was transferred in connection with the merger of the RFI Plan into this Plan unless such Participant is a 5-percent owner (as defined in Code Section 416(i)).

(b)The provisions of the Plan are intended to comply with Code Section 401(a)(9), which prescribes certain rules regarding minimum distributions and requires that death benefits be incidental to retirement benefits.  All distributions under the Plan shall be made in conformance with Code Section 401(a)(9) and the final Income Tax Regulations issued thereunder, which are incorporated herein by reference.  The provisions of the Plan governing distributions are intended to apply in lieu of any default provisions prescribed in the final Income Tax Regulations; provided, however, that Code Section 401(a)(9) and the final Income Tax Regulations thereunder override any Plan provisions inconsistent with such Code Section and Income Tax Regulations.  With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2001, but before the final Income Tax Regulations under Code Section 401(a)(9) were issued, the Plan applied the minimum distribution requirements of Code Section 401(a)(9) in accordance with the Income Tax Regulations under Code Section 401(a)(9) that were proposed in January 2001.

Section 6.04. Time and Form of Distributions.  (a)Time.  A Participant’s interest in his Accounts shall be distributed to him as soon as practicable after his Severance from Service occurs.  Any amounts credited to his Accounts after such distribution shall be distributed as soon as practicable after the date on which such amounts are credited to his Accounts.  Notwithstanding the foregoing, if the value of the Participant’s interests exceeds $5,000, distribution shall be made at the time prescribed above only if the Participant consents thereto.  If the Participant fails to consent within a reasonable time, he shall be deemed to have elected to defer distribution of his Accounts, and distribution shall be made as of any subsequent Valuation Date elected by the Participant upon timely notice, but not later than April 1 of the Plan Year following the Plan Year in which the Participant attains age 70½.  In any event, distribution shall commence not later than 60 days after the latest of the close of the Plan Year in which (i) the Participant attains age 65, or (ii) the Participant actually retires, unless the Participant elects to defer the distribution.  In the event of the Participant’s death, distribution shall be completed not later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death, unless his surviving spouse is the sole designated beneficiary, in which case distributions must be completed by December 31 of the calendar year in which the Participant would have attained age 70-1/2 (or December 31 of the calendar year immediately following the calendar year in which the Participant died, if later).

(b)Form.  As provided in this paragraph, all distributions hereunder shall be made in the form of a single lump sum payment of the Participant’s entire interest in his Accounts; provided; however, that if the Account balance is greater than $1,000 and less than or equal to $5,000, the Administrator shall direct that the Participant’s Account balance shall be paid in a direct rollover to an individual retirement account designated by the Administrator, unless the Participant otherwise elects:  (a) to have such distribution paid in the form of a direct rollover to an eligible retirement plan that the Participant designates; (b) to receive a lump sum distribution directly; or (c) any combination of (a) or (b).  Notwithstanding anything contained in this Section 6.04 to the contrary, if a Participant who had an RFI Plan Account that was transferred to the Plan in connection with the merger of the RFI Plan into this Plan had elected, prior to January 1, 2013, to receive payment of his accrued benefits under the RFI Plan in the form of installment payments as permitted by the RFI Plan, he shall continue to receive payments in the form elected. Distribution of the Participant’s Pre-Tax Account, Roth Account, RFI Plan Account, and his Other Employer Contributions Account shall be made in the form of cash.  Distribution of the

Participant’s Employer Matching Contributions Account and his Prior Plan Account shall be made either in cash or in whole shares of Company Stock or a combination thereof, as determined by the Administrator; provided that, if the Administrator elects to distribute any portion of such Accounts in cash, the Participant shall be given the opportunity to elect, within a reasonable time, to receive distribution out of such portion in the form of full shares of Company Stock and cash equivalent to the value of any fractional shares allocated to such Accounts.  Any shares of Company Stock in a Participant’s Account to be paid in cash will be valued at the closing composite quotation price of Company Stock as of the trading date next preceding the date of distribution.

(c)Notwithstanding the foregoing, in the event that at the time any distribution becomes due hereunder, the Company’s Articles of Incorporation or bylaws restrict the ownership of substantially all outstanding Company securities to employees or to a trust described in Section 401(a) of the Code, Participants shall not be entitled to exercise the election described in subsection (b) of this Section to receive distribution in the form of Company Stock.

Section 6.05. Special ESOP Distribution Rules.  Distribution of a Participant’s Account shall commence no later than his “required beginning date,” determined as follows:

(i)

In the case of a Participant who is a “five percent owner”, the required beginning date is April 1 following the calendar year in which the Participant attains age 70½.  For purposes of this Section, the term “five percent owner” means a five percent owner as defined in Code Section 416 with respect to the Plan Year ending in the calendar year in which the Participant attains age 70½.

(ii)

In the case of any Participant who is not a five percent owner but who attained age 70½ on or before December 31, 1998, the required beginning date is April 1 following the calendar year in which the Participant attains age 70½; provided that any such Participant who attained age 70½ during 1996, 1997 or 1998 may elect to defer distribution until a date not later than April 1 following the calendar year in which occurs the later of the Participant’s retirement or attainment of age 70½.

(iii)

In the case of any other Participant, the required beginning date is April 1 following the calendar year in which occurs the later of the Participant’s attainment of age 70½ or the Participant’s retirement.

Section 6.06. Direct Rollovers.  This Section deals with Employees’ and Beneficiaries’ rights to distribution in the form of a direct rollover.

(a)This Section applies to distributions made on or after January 1, 1993.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Plan, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)Definitions.  For purposes of this Section, the following definitions apply:

(i)

Eligible rollover distribution:  An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).  Effective after December 31, 1998, hardship withdrawals may not be the subject of a direct rollover.

(ii)

Eligible retirement plan:  An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution.  Effective January 1, 2002, an eligible retirement plan also includes an annuity contract described in section 403(b) of the Code and a plan described in section 457(b) of the Code which is maintained by a state or any agency, instrumentality or subdivision of a state which agrees to account separately for the rollover.

(iii)

Distributee:  A distributee includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(iv)	Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c)Effective for distributions made after December 31, 2006, after-tax employee contributions which are not includible in gross income may be transferred only as a direct rollover to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code or a tax-deferred annuity described in Section 403(b) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.  Effective for distributions made after December 31, 2007, the definition of eligible retirement plan shall also mean a Roth IRA described in section 408A of the Code., and for distributions made after December 31, 2009, the employee’s or former employee’s non-spouse beneficiary (if any) is also a distributee, but such individual may elect only a direct rollover to an individual retirement account or individual retirement annuity.

(d)A Participant or his or her Beneficiary may elect a direct rollover of an eligible rollover distribution from his or her Roth Account to either:  (i) an individual retirement account or annuity described in Section 408(a) or (b) of the Code (an IRA) that is established as a Roth IRA under Code Section 408A and is maintained for the benefit of such individual, or (ii) another designated Roth account under an applicable retirement plan described in Code Section 402A(e)(1).  The Participant or Beneficiary, as applicable, will be responsible for determining that he or she is eligible to make a qualified rollover contributions as defined in Code Section 408A(e).  Any portion of the distribution that would be includible in the distributee’s gross income if the distribution were not rolled over will be included in the distributee’s gross income.  For purposes of applying the rollover rules under this Section 6.06, a Participant’s Roth Account and his or her remaining Accounts under the Plan will be treated as accounts held under two separate plans.

ARTICLE VII

WITHDRAWAL AND LOANS

Section 7.01. Hardship Withdrawals.  (a)  Prior to his Severance from Service, on a showing by the Participant of an immediate and heavy financial need that cannot be met from other resources that are reasonably available to the Participant, a Participant shall be permitted, on timely notice, to make a withdrawal of an amount not exceeding the lesser of (i) the amount needed to satisfy such need, or (ii) the sum of (A) 100% of all balances in the Participant’s Pre-Tax Account (and including, effective January 1, 2020, any earnings on Pre-Tax Deposits contributed pursuant to Section 3.01 which accrued on or after January 1, 1989), (B) effective January 1, 2020, 100% of all balances in the Participant’s Roth Account and including, also effective January 1, 2020, any earnings on Roth Deposits contributed pursuant to Section 3.01 which accrued on or after December 1, 2019, (C) the portion of the Participant’s RFI Plan Account derived from rollover contributions and elective contributions (including, effective January 1, 2020, any earnings on elective contributions which accrued on or after January 1, 1989).

(b)For purposes of this Section, “an immediate and heavy financial need” shall be deemed to exist if the distribution is on account of:

(i)	Medical expense incurred by the Participant, the Participant’s spouse, or any dependent of the Participant;
(ii)	Purchase of the principal residence of the Participant;
(iii)	Payment of tuition for the next semester or quarter of post-secondary education for the Participant, his or her spouse, children or dependents;
(iv)	The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant’s principal residence;
(v)

Effective January 1, 2020, payments necessary for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to Section 165(h)(5) and whether the loss exceeds 10% of adjusted gross income); or

(vi)

Effective January 1, 2020, expenses and losses incurred by the Participant on a account of a disaster declared by the Federal Emergency Management Agency (“FEMA”), provided the Participant’s principal residence or principal place of employment at the time of such disaster was located within the area designated by FEMA for assistance.

(vii)	Prior to January 1, 2020 only, such other events provided for in rulings, notices or other documents published by the Commissioner of Internal Revenue under Code Section 401(k).

(c)A withdrawal under this Section shall be permitted only if the Participant has first exercised all of his rights to borrow or make a withdrawal under this Plan or any other Employer plan.  Notwithstanding the foregoing, effective January 1, 2020, a Participant shall not, as a condition to requesting or receiving a hardship withdrawal under this Section 7.01, be required to first take any loans available under this Plan or any other Employer plan.  In addition, (i) for hardship withdrawals taken prior to January 1, 2020, the Deposits of any Participant who makes a withdrawal under this Section shall be automatically suspended for a period of 6 months following such withdrawal (no such suspension is required, however, for hardship withdrawals taken on or after January 1, 2020), and (ii) the amount which such a Participant may contribute as Deposits for the Plan Year following such withdrawal shall not exceed $19,000 (as of January 1, 2019, and as adjusted for future cost of living increases pursuant to Code Section 402(g)(4)), reduced by the amount of such Participant’s actual Deposits for the Plan Year in which the withdrawal occurred.

(d)Distributions pursuant to this Section shall be made as soon as administratively feasible after the withdrawal is approved.  A Participant may elect the source of the hardship withdrawal between his Pre-Tax Account and/or Roth Account, to the extent applicable.  In the absence of such an election, hardship withdrawals will be processed first from a Participant’s Pre-Tax Account, and then from the Participant’s Roth Account.

(e)Whether a Participant has an immediate and heavy financial need such that the Participant is entitled to a hardship withdrawal pursuant to this Section 7.01 shall be based on all relevant facts and circumstances, and shall be determined using nondiscriminatory and objective criteria in accordance with the guidance of Income Tax Regulation Sections 1.401(k)-1(d)(3)(iii) and (iv).  Notwithstanding the foregoing, effective January 1, 2020, a hardship withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need of the Participant if: (i) the Participant has obtained all other currently available distributions (other than hardship distributions or plan loans) under the Plan and all other deferred compensation plans, whether qualified or nonqualified, of the Company; (ii) the Participant had provided the Administrator with a written (or electronic) representation that he has insufficient cash or other liquid assets reasonably available to satisfy the need; and (iii) the Administrator does not have actual knowledge that is contrary to the Participant’s representations in this regard.

Section 7.02. Loans to Participants.  (a)  Upon completion of any written, oral, or electronic application procedure required by the Administrator, any Participant may elect to borrow from his Pre-Tax Account, Roth Account (including any accounts attributable to Roth rollovers as provided under Section 3.06), Employer Matching Contributions Account (excluding amounts invested in the Company Stock Fund), Prior Plan Account (excluding amounts invested in the Company Stock Fund), and RFI Plan Account (excluding the portion of such account attributable to RFI Nonelective Contributions).  A Participant may not borrow from his Other Employer Contributions Account.

The amount of any loan hereunder shall not be less than $1,000, nor more than $50,000 reduced by the highest aggregate balance of loans outstanding during the 12-month period ending on the date the loan is made.  The aggregate principal amount of all loans outstanding on the date a loan is made shall not exceed the amount or portion of the Participant’s total Account balances (excluding the portion of the Participant’s Account balances attributable to Other Employer Contributions and RFI Nonelective Contributions) determined from the following table:

Amount of Total Account Balances	Maximum Loan

At least $2,000 but less than $100,000	50% of such balances

$100,000 or more	$50,000

(b)All loans shall be considered investments of the borrowing Participant’s Account, and, in accordance with Department of Labor Regulation §2550.408b-1, interest shall be charged thereon at a rate that is commensurate with interest rates charged on similar commercial loans, as determined by the Administrator from time to time.  Every loan applicant shall receive a clear statement of the charges involved in each loan transaction.  This statement shall include the dollar amount and annual interest rate of the finance charge.  Any such loan or loans shall be repaid by the Participant by means of payroll deduction.  No loan shall be for a period of more than five years.  Except in the case of a Participant who is a “party in interest” with respect to the Plan (within the meaning of ERISA §3(14)), a Participant must be actively employed on the date a loan is made.

(c)Amounts loaned to a Participant pursuant to this Section shall not share in allocations of investment fund earnings under Section 4.05, but shall be treated as a segregated account for the sole benefit of the Participant, which account shall serve as security for the loan repayment.  In the event that the Participant does not repay the loan in accordance with the terms and conditions thereof, or fails to cure any default within a reasonable time after receiving notice thereof, the Administrator may direct that the Participant’s segregated loan account shall be charged for the total amount of the loan or any part thereof (including accrued interest) with such amount being treated as a distribution of that portion of the Participant’s Accounts; provided that such direction shall not occur at a time or in a manner when such a distribution would violate applicable provisions of the Code or ERISA.

(d)Amounts borrowed pursuant to this Section shall be drawn, pro rata from the Participant’s Pre-Tax Account, Roth Account, RFI Plan Account, Employer Matching Contributions Account, and Prior Plan Account.  Amounts borrowed pursuant to this Section may not be drawn from the Participant’s Other Employer Contributions Account.  Principal payments shall be restored to the various Accounts from which the loan was drawn on a pro rata basis.  Notwithstanding Sections 7.01 and 7.03 hereof, a Participant shall not be entitled to make any withdrawal hereunder to the extent such withdrawal requires distribution of Account balances then outstanding in the form of loans.  However, following a Participant’s Severance from Service, the notes or other documents evidencing outstanding loans may be distributed to the Participant or his Beneficiary in full satisfaction of any remaining indebtedness to the Plan.

(e)The Administrator may impose such rules, requirements or restrictions relating to loans under this Section as it shall determine to be necessary or appropriate, including, without limitation, requirements as to the execution of loan documents and/or payroll deduction authorizations, and the assessment of application and processing fees against the borrower’s Accounts.  The loan program provided for in this Section shall be administered by the Administrator in accordance with Section 408(b)(1) of ERISA.

A loan shall be in default and shall be deemed distributed in the event a payment is missed and is not cured by the end of the calendar quarter following the calendar quarter in which the payment was missed, unless the Participant is on unpaid leave, in which case repayment is suspended for up to one year of leave, and re-amortized upon return over a period not exceeding 5 years from the original date of the loan.  If the 5th anniversary of the loan occurs during the leave, the balance is payable on that date.

Section 7.03. Withdrawal from Accounts After Age 59½.  Prior to January 1, 2020, once during employment with the Employers, a Participant who has attained the age of 59½, may elect on timely notice to withdraw any part or all of the balances credited to (i) his Pre-Tax Account, (ii) the portion of his RFI Plan Account derived from rollover contributions, (iii) his Employer Matching Contributions Account (excluding amounts invested in the Company Stock Fund), and (iv) his Prior Plan Account (excluding amounts invested in the Company Stock Fund).  Effective January 1, 2020, such withdrawals will not be subject to a “once during employment” limitation, and a Participant who has attained the age of 59½, may elect on an unlimited basis, with timely notice and subject to the provisions of this Section 7.03 and Section 16(b) of the Securities Exchange Act of 1934, as amended, to withdraw any part or all of the balances credited to (i) his Pre-Tax Account, (ii) his Roth Account, (iii) the portion of his RFI Plan Account derived from rollover contributions, (iv) his Employer Matching Contributions Account (excluding amounts invested in the Company Stock Fund), (v) his Prior Plan Account (excluding amounts invested in the Company Stock Fund), and (vi) the portion of his Plan Account derived from rollover contributions.  Distribution pursuant to this Section shall occur as soon as administratively feasible after the Valuation Date which next follows the date on which such election is made.  With respect to a withdrawal from a Participant’s balances in his Pre-Tax and Roth Accounts, the Participant is permitted to elect the source of the withdrawal (e.g., whether the withdrawal will be made from the Participant’s Pre-Tax Account and/or Roth Account, to the extent applicable).  In the absence of such an election, withdrawals will be processed first from a Participant’s Pre-Tax Account, and then from the Participant’s Roth Account.

Section 7.04. Special RFI In-Service Withdrawal.A Participant who had an account under the RFI Plan that was transferred to the Plan in connection with the merger of the RFI Plan into this Plan may withdraw the vested portion of his RFI Plan Account derived from elective contributions, qualified nonelective contributions, safe harbor matching contributions, and transferred benefits after reaching age 59-1/2.  In addition, such Participant may withdraw the vested portion of his RFI Plan Account derived from RFI Nonelective Contributions and matching contributions after reaching age 59-1/2, provided that he is 100% vested in his RFI Plan Account.

ARTICLE VIII

PLAN ADMINISTRATION

Section 8.01. Administrator.  There shall be a committee consisting of not less than three persons appointed by and serving at the pleasure of the Board which shall act as the Administrator hereunder.  Members of the committee may, but need not, be officers, employees or directors of an Employer.  The committee shall be the “administrator” of the Plan for all purposes of ERISA, and to the extent such responsibility is not specifically allocated otherwise hereunder, shall have the exclusive responsibility for the administration and operation of the Plan and shall have the power to take any action necessary or appropriate to carry out such responsibilities.  The duties and authority of the Administrator shall include, but not be limited to, the following:

(i)	to prescribe and require the use of appropriate forms;
(ii)	to formulate and issue rules and regulations, including without limitation rules relating to the timely notice required for various elections by Participants hereunder;
(iii)	to prepare and file reports, notices and any other documents relating to the Plan which may be required by law;
(iv)

to construe, interpret and apply the provisions of the Plans, including, without limitation, the power to determine who is eligible to participate and the number of Years of Service of each Participant;

(v)	to make appropriate determinations or calculations;
(vi)	to authorize and direct benefit payments;
(vii)	to establish procedures for the establishment and maintenance of Participants’ Accounts as provided herein;
(viii)	to authorize and direct the Trustee to enter into an Acquisition Loan arrangement under such terms and conditions as the Administrator shall determine; and
(ix)	to authorize and direct the Trustee to acquire, hold and dispose of Company Stock, in writing, and to designate the price in the case of a purchase, sale or exchange.

All findings of fact, determinations, constructions, interpretations and decisions of the Administrator shall be conclusive and binding on all parties, unless arbitrary and capricious.

Section 8.02. Organization and Procedure.  The Administrator shall have a chairman, a secretary, and such other officers as may be deemed appropriate.  Action on any matter shall be taken on the vote of at least a majority of all members of the Administrator at any meeting or upon unanimous written consent of all members without a meeting.  Minutes of meetings shall be kept and all major actions of the Administrator shall be recorded in such minutes or other appropriate written form.  The Administrator may adopt such bylaws, procedures and operating rules as they may deem appropriate.

Section 8.03. Delegation of Authority and Responsibility.  (a)  The Administrator may delegate to any one or more of its members the authority to execute documents on behalf of the Administrator and to represent the Administrator in any matters or dealings involving the Administrator.  Any such delegation of authority shall be set forth in writing.

(b)The Administrator may delegate certain of its powers to a person employed by an Employer under such terms and conditions as may be specified by the Administrator.  Any such delegation of powers shall be set forth in writing.

(c)Employees of an Employer who are not members of the Administrator or persons to whom powers are delegated under (b) above, may perform such duties and functions relating to the Plan as the Administrator shall direct and supervise.  It is expressly provided, however, that the Administrator shall retain full and exclusive authority and responsibility for and respecting any such activities by other employees, and nothing contained in this subsection 8.03(c) shall be construed to confer upon any such employee any discretionary authority or control respecting the administration or operation of the Plan.

Section 8.04. Use of Professional Services.  The Administrator may obtain the services of such attorneys, actuaries, accountants or other persons they deem appropriate, any of whom may be the same persons who are providing services to an Employer.  In any case in which the Administrator utilizes such services, it shall retain exclusive discretionary authority and control respecting the administration and operation of the Plan.

Section 8.05. Fees and Expenses.  Committee members who are employees of an Employer shall serve without compensation but shall be reimbursed for all reasonable expenses incurred in their capacity as committee members.  No employee members of the Administrator or persons performing services pursuant to Section 8.03 shall receive greater than reasonable compensation for their services and expenses.  All compensation for such services and expenses shall be paid entirely by the Company.

Section 8.06. Claims Procedure.  (a)  Any Participant or Beneficiary under this Plan who believes he is entitled to benefits under the Plan in an amount greater than he is receiving may file, or have his duly authorized representative file, a claim with the Administrator under this Section.  Any such claim shall be filed in writing stating the nature of the claim, the facts supporting the claim, the amount claimed and the name and address of the claimant.  The Administrator shall designate one or more persons (who may or may not be members of the

Administrator) to consider the claim and answer it in writing stating whether the claim is granted or denied.  If the claim is denied in whole or in part, the claimant shall be furnished with a written notice of such denial containing (i) the specific reasons for the denial, (ii) a specific reference to the Plan provisions on which the denial is based, (iii) a description of any additional material or information which it is necessary for the claimant to submit and an explanation of why such material or information is necessary, and (iv) an explanation of the Plan’s appeal procedure.

(b)If a claimant wishes to appeal the denial of his claim, the claimant or his duly authorized representative shall file a written notice of appeal with the Administrator.  In order that the Administrator may expeditiously decide such appeal, the written notice of appeal should contain (i) a statement of the ground(s) for the appeal, (ii) a specific reference to the Plan provisions on which the appeal is based, (iii) a statement of the arguments and authority (if any) supporting each ground for appeal, and (iv) any other pertinent documents or comments which the appellant desires to submit in support of his appeal.  The Administrator shall decide the appellant’s appeal within 60 days of its receipt of the appeal.  The Administrator’s written decision shall contain the reasons for the decision and reference to the Plan provisions on which the decision is based.  A copy of the Committee’s decision shall be mailed promptly to the claimant.

Section 8.07. Agent for Service of Process.  The Vice President - Finance of the Company is hereby designated as the agent for service of process with respect to all matters pertaining to the Plan.

Section 8.08. Communications.  All requests, claims, appeals, elections and other communications to the Administrator shall be in writing and shall be made by transmitting the same via the U. S. Mail, certified, return receipt requested, addressed as follows:

Badger Meter, Inc.

4545 West Brown Deer Road

Milwaukee, Wisconsin 53223

Attn:  Administrator,

Badger Meter Employee Savings

and Stock Ownership Plan

ARTICLE IX

TRUSTEE AND TRUST FUND

Section 9.01. Trustee Removal and/or Resignation and Successors.  The Trustee may be removed by the Board at any time, with or without cause, upon 30 days’ written notice.  The Trustee may resign at any time upon 30 days’ written notice to the Company and to the Administrator.  Upon such removal or resignation of the Trustee, the Board shall appoint or designate a successor trustee or trustees, and the Trustee shall assign and transfer and pay over to such successor trustee or trustees, the Company Stock, monies, and other property then constituting the Trust Fund.  The successor trustee or trustees shall be such person or persons, trust company, bank, or other appropriate financial institution appointed as such from time to time by the Board and serving at the pleasure of the Board.

Section 9.02. Investment Funds.  The Trust Fund shall consist of the Company Stock Fund and such other Investment Funds as shall be established and maintained hereunder at the direction of the Investment Committee.  The Investment Committee shall establish two or more Investment Funds and shall advise the Trustee in writing of the types of investments to be made by such Investment Fund.  At least one of such Investment Funds shall be invested primarily in insurance contracts or other securities having a fixed principal amount and a fixed or guaranteed minimum rate of return.  The Investment Committee may direct that any such Investment Fund will be invested in one or more insurance contracts or regulated investment companies selected by the Investment Committee or may appoint one or more Investment Managers to direct the investment of any Investment Fund.

Section 9.03. Investment of the Trust Fund.  (a)  Subject to Participants’ elections under Section 4.02, the Trust Fund, including all of the Investment Funds shall be invested and reinvested without distinction between principal and income in any property, real, personal or mixed or share or part thereof, or part interest therein, including but not limited to common stocks, preferred stocks, bonds, notes, debentures, mortgages, equipment trust certificates, investment trust certificates, mutual funds, common trust funds, and any form of insurance contract.  To the extent and for the time that any assets of the Trust Fund are invested in a common, pooled or collective fund maintained by a bank or other financial institution (which may include any such fund established or maintained by the Trustee or an Investment Manager), any instrument governing such fund shall be deemed to be incorporated in and made a part of this Agreement as fully and to all intents and purposes as if set forth herein at length.  The Trustee may hold all or any part of the Trust Fund in cash, and shall not be liable for interest on monies so held.  Except as required by ERISA, such investments and reinvestments shall not be restricted to those of the character authorized for fiduciaries under any present or future laws or administrative regulations or pursuant to any rule of court, nor shall any investments be limited in amount or type in relation to the amount or type of investments of the Trust Fund as a whole.

(b)Subject to the directions of the Investment Committee as provided in Section 9.02, any investments or reinvestments shall be made by the Trustee in its sole discretion.  For the time, in the manner, and to the extent that control has been asserted by the Investment Committee as so provided, the Trustee shall be charged with responsibility only to execute with reasonable diligence and care the directions of the Investment Committee or Investment Manager appointed by such Committee.  In the event that an Investment Manager shall have been appointed to direct the investments of any portion of the Trust Fund, custody of all or a part of such portion may, at such Investment Manager’s direction, be transferred to a bank, trust company or insurance company (which may be the Investment Manager or an affiliate thereof) in its capacity as trustee of a common or collective trust fund, in which case such bank or trust company shall have the sole responsibility for the custody and safekeeping of such portion of the Trust Fund.

(c)The Administrator may direct the Trustee to incur an Exempt Loan from time to time to finance the acquisition of Company Stock for the Trust or to repay a prior Exempt Loan.  As required by Treas. Reg. § 54.4975-7(b)(3)(i), an Exempt Loan must be primarily for the benefit of Participants and Beneficiaries.  An installment obligation incurred in connection with the purchase of Company Stock shall constitute an Exempt Loan.  An Exempt Loan shall be for a specific term, shall bear a reasonable rate of interest, and shall not be payable on demand, except in the event of default.  An Exempt Loan may be secured by a collateral pledge of the Company Stock acquired with the proceeds of the Exempt Loan.  No other assets of the Trust Fund may be pledged as collateral for an Exempt Loan, and no lender shall have recourse against the Trust Fund other than the Company Stock acquired with the proceeds of the Exempt Loan remaining in the Suspense Account from time to time.  Any pledge of Company Stock shall provide for the release of shares so pledged on a pro-rata basis (as provided in Section 3.04) as principal or principal and interest on the Exempt Loan is paid, and such Company Stock shall be allocated to Participants’ Accounts.  As required by Treas. Reg. § 54.4975-7(b)(5), payments made with respect to an Exempt Loan by the Plan during a Plan Year must not exceed an amount equal to the sum of the contributions and earnings received during or prior to the Plan Year less such payments in prior Plan Years.  As required by Treas. Reg. § 54.4975-7(b)(4), except as provided by Treas. Reg. §§ 54.4975-7(b)(9) and (b)(10) or as otherwise required by applicable law, Company Stock acquired with the proceeds of an Exempt Loan shall not be subject to a put, call, other options, buy-sell, or other similar arrangement while held by and when distributed from the Plan.  This protection shall apply even if the Exempt Loan is repaid and whether or not the Plan then includes an ESOP Feature.  The protections and rights provided to Participants and Beneficiaries with respect to Company Stock are nonterminable as required in Treas. Reg. §§ 54.4975-11(a)(3)(i) and (ii).

(d)It is intended that substantially all Employer Matching Contributions and the Prior Plan Account earnings thereon will be invested in the Company Stock Fund.

Section 9.04. Trustee’s General Powers.  In addition to any powers or authority otherwise granted to the Trustee under this Agreement, the Trustee is authorized and empowered:

(b)to act as custodian of the Company Stock and all other assets in the Trust Fund;

(c)to sell, exchange, convey, transfer or dispose of, or to grant options with respect to, any asset in the Trust Fund, other than Company Stock, and to apply the proceeds of any such transaction in any manner consistent with the purposes of the Trust Fund;

(d)to make, execute, acknowledge and deliver any and all assignments, documents of transfer or conveyance and any and all other instruments or documents that may be necessary or appropriate to carry out the powers herein granted;

(e)to cause any asset in the Trust Fund to be registered in, or transferred to, its name as Trustee or the name of its nominee or nominees or to retain same unregistered or in form permitting transferability by delivery, but the books and records of the Trustee shall at all times show that all such assets are part of the Trust Fund;

(f)to exercise any option, right or privilege appurtenant to or respecting any asset of the Trust Fund or any contract with an insurance company, including the right to vote in person or by proxy as to any security in the Trust Fund, except that Company Stock shall be voted only in accordance with Section 11.11;

(g)to employ such legal, accounting and other assistants as it may deem necessary for administering the Trust Fund, which assistants may be those consulted by the Company, the Administrator and/or the Plan;

(h)to enforce, compromise or settle, or abstain from same, in its discretion, any right, obligation or claim, whether asserted by or against the Trustee, and in general to protect in any way the interests of the Trust Fund;

(i)to do all other acts which the Trustee may deem necessary or proper and to exercise any and all powers of the Trustee upon such terms and conditions as it deems to be for the best interests of the Trust Fund.

Section 9.05. Payments from the Trust Fund.  The Trustee shall make payments from the Trust Fund to such persons, and in such manner and amounts as may be specified in written directions to the Trustee from the Administrator.  Should any such payment be unclaimed, the Trustee shall notify the Administrator thereof, and shall dispose of same in accordance with the Administrator’s further directions.

Section 9.06. General Duties.  In addition to any duty or responsibility otherwise imposed on the Trustee by law or this Agreement, the Trustee shall:

(b)Furnish such information with respect to the Trust Fund, including valuation thereof, as the Administrator may reasonably request.

(c)Maintain accurate and detailed accounts of all investments, receipts, disbursements and all other transactions affecting all or any portion of the Trust Fund.  All accounts, books and records relating to such transactions shall be open to inspection and audit at any time during business hours by any person designated by the Company or the Administrator.

(d)Within 60 days following the last day of each Plan Year, or following the close of such other annual period as may be agreed upon between the Trustee and the Company, and within 60 days after the removal or resignation of the Trustee, the Trustee shall file with the Company a written report setting forth all investments, receipts and disbursements, and other transactions effected by it during such period or to the date of such removal or resignation, as the case may be, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales, and showing all cash, securities and other property held at the end of such period.

(e)Vote shares of Company Stock held in the Trust Fund in accordance with Section 11.11.

(f)Tender shares of Company Stock pursuant to a tender offer for such shares in accordance with the directions of Participants pursuant to Section 11.12.

Section 9.07. Contributions to the Plan.  The Trustee shall have no duty or authority to inquire into the accuracy or sufficiency of any contribution, or its source, or to take any action to compel the Company to contribute to the trust.

Section 9.08. Reliance on Written Communications.  The Trustee shall be fully protected in relying upon any written notice, certification or other document or writing received from the Administrator and believed by it to be genuine and shall be under no duty to make any investigation or inquiry as to statements contained in any such notice, certification or other document or writing, and may accept the same as conclusive.

Section 9.09. Trustee Fees and Expenses.  The Trustee shall be entitled to reimbursement of expenses properly incurred in the performance of its duties hereunder and such reasonable compensation as shall be mutually agreed upon with the Company.  Such compensation and expenses shall be paid from the Trust Fund unless the Company elects to pay them.

Section 9.10. Payment of Taxes.  The Trustee shall pay from the Trust Fund all taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or its income.

Section 9.11. Trustee Litigation and Indemnification.  (a)  The Trustee shall have the power to commence or defend suits or legal or administrative proceedings and, with the consent of the Administrator, to settle, compromise or submit to arbitration, any claims, debts or damages due or owing to or from the Trust Fund; provided, however, that the Trustee shall not be required to institute suit or maintain any litigation unless the Trust Fund holds sufficient funds for this purpose or unless it has been indemnified to its satisfaction for its counsel fees, costs, disbursements and all other expenses and liabilities to which it may be subjected by such suit; provided, further, that the Trustee may utilize the proceeds of any contract to meet expenses incurred in enforcing payment of such contract.

(b)The Company agrees, directly from its own assets, to indemnify and hold harmless the Trustee against all claims, liabilities, damages, expenses (including reasonable counsel fees) or other charges incurred by or asserted against the Trustee as a direct or indirect result of acting or refraining from acting pursuant to any directions pursuant to the terms of the Plan, or refraining from acting in the absence of any required directions, from the Company, the Administrator, the Investment Committee, any Investment Manager, or any person or committee authorized to act on behalf thereof.  As a condition of eligibility for such indemnification, however, the Trustee shall provide prompt written notice of such claim to the Company and the Administrator and consult with each regarding any response to such claim.  Prompt written notice means notice within 30 days of the date the Trustee has knowledge.  Any expense incurred by the Trustee before such notice is given shall not be reimbursed.

Section 9.12. Limitation of Liability.  Except for such liability as is imposed by ERISA, neither the Trustee, the Employers nor the Administrator shall be liable for the making, retention or sale of any investments, nor for any loss to or diminution of the Trust Fund, unless due to its own negligence, misconduct or lack of good faith.

ARTICLE X

AMENDMENT AND TERMINATION

Section 10.01. Amendment and Termination.  While it is intended that the Plan shall continue in effect indefinitely, the Board may from time to time modify, alter or amend the Plan or the Trust.  The Board may at any time order the temporary suspension or complete discontinuance of Employer Contributions or may terminate the Plan, provided, however, that

(i)

No such action shall make it possible for any part of the Trust assets (except such part as is used for the payment of expenses) to be used for or diverted to any purpose other than for the exclusive benefit of Participants or their Beneficiaries and the defraying of the reasonable expenses of administering and winding up the Plan,

(ii)	No such action shall adversely affect the rights or interests of Participants theretofore vested under the Plan,
(iii)

In the event of termination of the Plan or complete discontinuance of Employer Contributions hereunder, all rights and interests of Participants not theretofore vested shall become vested as of the date of such termination or complete discontinuance.  In the event of a partial termination of the Plan, the rights and interests of the Participants affected thereby shall become vested as of the date of such partial termination.

However, nothing herein shall be construed to prevent any modification, alteration or amendment of the Plan or of the Trust which is required in order to comply with the provision of any law or regulation relating to the establishment or maintenance of this Plan and Trust, including but not limited to the establishment and maintenance of the Plan or Trust as a qualified employee plan or trust under the Code, even though such modification, alteration, or amendment if made retroactively, adversely affects the rights or interests of a Participant under the Plan.

ARTICLE XI

MISCELLANEOUS

Section 11.01. Plan is Voluntary.  Although it is intended that the Plan and contributions hereunder shall be continued, the Plan is entirely voluntary on the part of the Company and its continuance and payment of contributions hereunder are not assumed as contractual obligations of the Company, and the Company does not guarantee or promise to pay or to cause to be paid any of the benefits provided by the Plan.  The Company specifically reserves the right, in its sole discretion, to modify, reduce, suspend, in whole or in part, at any time or from time to time and for any period or periods of time, or to discontinue at any time, contributions under the Plan.

Section 11.02. Non-Guarantee of Employment.  Nothing contained in this Plan shall be construed as a contract of employment between an Employer and a Participant, to be consideration or inducement for the employment of any Participant or Employee, to create a right of any Participant to be continued in the employment of his Employer, or as a limitation of the right of an Employer to discharge any Participant with or without cause.

Section 11.03. Rights to Trust Assets.  (a)  No Participant or any other person shall have any right to, or interest in, any part of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the amounts due and payable to such person out of the assets of the Trust Fund.  All payments as provided for in this Plan shall be made solely out of the assets of the Trust Fund and neither the Employers, the Trustee, nor any member of the Administrator shall be liable therefor in any manner.

(b)In the event that the Internal Revenue Service denies a deduction for any Employer Contribution hereto, or if the Administrator determines that a contribution has been made as the result of a good faith mistake of fact, then the Administrator may direct that any non-deductible Employer Contribution or any other contribution made as the result of a mistake of fact shall be refunded to the Company or Participant in accordance with applicable provisions of ERISA.

Section 11.04. Non-Alienation.  Except as may be otherwise provided herein, no right or interest of any Participant or Beneficiary in the Plan and the Trust Fund shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, attachment, garnishment, execution, levy, bankruptcy, or any other disposition of any kind, either voluntary or involuntary, prior to actual receipt of payment by the person entitled to such right or interest under the provisions hereof, and any such disposition or attempted disposition shall be void.  Notwithstanding the foregoing, the Trustee shall recognize a qualified domestic relations order with respect to child support, alimony payments or marital property rights if the Administrator determines that such order meets the applicable requirements of Code Section 414(p).  If any such order so directs, a lump sum distribution of benefits to an “alternate payee” may be made at a time when such distribution could not be made to the Participant hereunder.  The Administrator shall establish written procedures concerning notification of interested parties and the determination of the validity of such orders.

Notwithstanding the foregoing, a Participant’s benefit hereunder may be fully offset by the amount awarded the Plan in accordance with Section 206(d)(4) of the Employee Retirement Income Security Act of 1974.  Notwithstanding the foregoing, the Trustee shall recognize a qualified domestic relations order with respect to child support, alimony payments or marital property rights if such order contains sufficient information for the Committee to determine that it meets the applicable requirements of Section 414(p) of the Internal Revenue Code.  Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements of Code Section 414(p) (QDRO) will not fail to be a QDRO:  (1) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (2) solely because of the time at which the order is issued including issuance after the annuity starting date or after the Participant’s death.  Such domestic relations order shall be subject to the same requirements and protections that apply to QDROs.

Section 11.05. Indemnification.  The Company shall indemnify each member of the Administrator and the Board and hold each of them harmless from the consequences of his acts or conduct in his official capacity, if he acted in good faith and in a manner he reasonably believed to be solely in the best interests of the Participants and their beneficiaries, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful.  Such indemnification shall cover any and all attorneys’ fees and expenses, judgments, fines and amounts paid in settlement, but only to the extent that such amounts are not paid to such person(s) under the Company’s fiduciary insurance policy, if any, and to the extent that such amounts are actually and reasonably incurred by such person(s).

Section 11.06. Facility of Payment.  If the Administrator shall determine that a Participant entitled to a distribution hereunder, or his Beneficiary, is incapable of caring for his own affairs, because of illness or otherwise, it may direct that any distribution from such Participant’s account may be made, in such shares as it shall determine, to the spouse, child, parent or other blood relative of such Participant, or his Beneficiary, or any of them, or to such other person or persons as the Administrator may determine, until such date as it shall determine that such incapacity no longer exists.  The Administrator shall be under no obligation to see to the proper application of the distributions so made to such person or persons and any such distribution shall be a complete discharge of any liability under the Plan to such Participant, or his Beneficiary, to the extent of such distribution.

Section 11.07. Board Action.  Any action which is required or permitted to be taken by the Board under the Plan may be taken by the Executive Committee of the Board or any other authorized committee of the Board.

Section 11.08. Mergers, Consolidations and Transfer of Plan Assets.  In the case of any merger or consolidation with, or transfer of assets or liabilities to or from any other plan, each Participant in the Plan must be entitled (if the Plan then terminates) to receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

Section 11.09. Fiduciaries.  Any person may serve in more than one fiduciary capacity with respect to the Plan.  Any fiduciary hereunder, as an individual, may employ such legal, actuarial, accounting or other assistant, he may deem necessary to fulfill his obligations hereunder, which assistants may be those consulted by any Employer, the Trustee, the Plan or other fiduciaries.

Section 11.10. Unclaimed Benefits.  In the event that any person who is entitled to benefits hereunder cannot be located despite reasonable and diligent efforts to do so, then such person’s benefits shall be automatically forfeited as of the last day of the Plan Year next following the year in which such benefits became payable and shall be applied as follows: the portion of the forfeiture derived from the Participant’s Employer Matching Contributions Account shall be applied to reduce Employer Matching Contributions otherwise required under Section 3.02 for the Plan Year in which the forfeiture occurred.  The balance of the forfeiture shall be allocated, in equal amounts, among the Other Employer Contributions Accounts of Participants eligible to receive such Other Employer Contributions for the Plan Year in which the forfeiture occurred in accordance with Section 5.01 (c)(iii).  In the event that such person subsequently makes a claim for such forfeited benefits, they shall be reinstated.

Section 11.11. Voting Rights to Company Stock.  Voting rights with respect to Company Stock held by the Trustee for Participants and Beneficiaries as to which the Trustee receives written instructions from such Participants and Beneficiaries shall (a) be voted by the Trustee as directed by the Participants and Beneficiaries, or (b) not be voted if so directed by any Participant or Beneficiary.  At the time of the mailing to stockholders of the notice of any stockholders’ meeting of the Company, the Company, in conjunction with the Trustee, shall use its reasonable best efforts to cause to be delivered to each Participant and Beneficiary such notices and informational statements as are furnished to the Company’s stockholders in respect of the exercise of voting rights, together with forms by which the Participant or Beneficiary may confidentially instruct the Trustee, or revoke such instruction, with respect to the voting of shares of Company Stock allocated to his Accounts.  Upon timely receipt of directions, the Trustee shall vote or not vote the Company Stock allocated to a Participant’s or Beneficiary’s Account on each matter as directed by the Participant or Beneficiary.  The Trustee shall vote or not vote all Company Stock that is not allocated to a Participant’s or Beneficiary’s Account (e.g., shares held in the Suspense Account) and all Company Stock allocated to a Participant’s or Beneficiary’s Account which is not voted by the Participant or Beneficiary because the Participant or Beneficiary has not directed (or not timely directed) the Trustee as to the manner in which such Company Stock is to be voted, as directed by the Administrator; provided that, if the Administrator fails to give the Trustee any instructions, the Trustee shall vote or not vote such shares of Company Stock in the same proportion as those shares of Company Stock for which the Trustee has received instructions from Participants and Beneficiaries, unless the Trustee determines that such action would clearly not be in the best interests of Participants and Beneficiaries.  Notwithstanding the preceding sentence, shares of Company Stock derived from contributions to the Badger Meter Payroll Based Employee Stock Ownership Plan and with respect to which the Trustee does not receive timely instructions from the Participant or Beneficiary shall not be voted.  All such voting rights instructions and directions received by the Trustee from a Participant shall be held in confidence by the Trustee and shall not be divulged or released to any person, including directors, officers and employees of the Company.

Section 11.12. Tender Offers for Company Stock.  Notwithstanding any provisions of the Plan or the Agreement, if there is a tender offer for, or a request or invitation for tenders of, shares of Company Stock held by the Trustee for Participants or Beneficiaries, the Committee (a) shall furnish to the Trustee, who shall then furnish to each Participant or Beneficiary, prompt notice of any such tender offer for, or request or invitation for tenders of, such shares of Company Stock and (b) the Trustee shall request from each Participant or Beneficiary instructions as to the tendering of such shares of Company Stock allocated to the Participant’s or Beneficiary’s Accounts.  The Trustee shall tender only such shares of Company Stock for which the Trustee has received (within the time specified in the notification) tender instructions.  With respect to shares of Company Stock which are held in the Suspense Account or otherwise not allocated to a Participant’s or Beneficiary’s Account, the Trustee shall tender such shares of Company Stock in the same proportion as the number of such shares of Company Stock for which instructions to tender are received bears to the total number of such shares of Company Stock for which instructions from Participants or Beneficiaries could have been received.  The Trustee shall not tender all other shares of the Company Stock.  All such tender instructions received by the Trustee from a Participant or Beneficiary shall be held in confidence by the Trustee and shall not be divulged or released to any person, including directors, officers and employees of the Company.

Section 11.13. Retroactive Effective Dates.  The Plan set forth herein is a continuation of the Prior Plans effective as of January 1, 1991.  The Prior Plans were intended to satisfy the requirements for qualification under Code Section 401(a), including certain changes in such requirements resulting from the Tax Reform Act of 1986, the Revenue Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1987, the Technical and Miscellaneous Revenue Act of 1989 and certain other regulatory changes under the Code and ERISA, some of which changes require amendments to the Prior Plans, effective as of various dates in 1987, 1988 and 1989.  Accordingly, the following provisions of this Plan shall be treated as if included in the Prior Plans, to the extent applicable to the Prior Plan, as of the dates indicated.

(b)The following provisions shall apply retroactively from and after January 1, 1987:

(i)	Leased employees in Section 2.03;
(ii)	Annual addition limitations in Section 3.05;
(iii)	Loans in Section 7.02;
(iv)	Top-heavy rules in Article XII.

(c)The following provisions shall apply retroactively from and after January 1, 1989:

(i)	The $200,000 limit on considered compensation in Section 1.01(k);
(ii)	The age 70½ distribution requirement in Section 6.04;

(iii)	Limitations on Deposits and Employer Matching Contributions pursuant to Sections 3.01 and 3.02, respectively;
(iv)	Hardship withdrawal rules under Section 7.01; and
(v)	Special employee stock ownership plan rules in Sections 4.04 and 6.05.

Section 11.14. Heart Act.

(a)Death Benefits.  If a Participant dies on or after January 1, 2007, while performing qualified military service, the beneficiaries of such Participant shall be entitled to the same death benefits, if any, that would have been available had the Participant resumed employment with the Company immediately prior to the date of his or her death and thereafter terminated employment as a result of death.  For purposes of this section, “qualified military service” is defined as service in the uniformed services of the United States for which an individual has reemployment rights under chapter 43 of title 38 of the United States Code.

(b) Differential Pay.  Effective January 1, 2009, in accordance with the provisions of Code Section 414(u), during the period a Participant on military leave is receiving differential wage payments (as defined in Code Section 3401(h)(2)), such Participant shall be treated as remaining in the employment of the Company and such differential wage payments shall be considered compensation for all purposes under the Plan.

(c)Withdrawals.  Effective January 1, 2009, a Participant who is performing service in the uniformed services (as defined in chapter 43 of title 38, United States Code) while on active duty of a period of more than thirty (30) days is treated under the Plan as having incurred a severance from employment for purposes of receiving a distribution of (i) his or her Deposits, and (ii) the portion of his or her RFI Plan Account derived from elective contributions and rollover contributions.  If a Participant receives a distribution pursuant to this Section, the Participant’s Deposits shall be automatically suspended for a period of six (6) months following such distribution.

ARTICLE XII

TOP-HEAVY PLAN PROVISIONS

Section 12.01. Effect of Top-Heavy Status.  The Plan shall be a “Top-Heavy Plan” for any Plan Year commencing after December 31, 1983, if either of the following conditions applies:

(i)	The Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group having a Top-Heavy Ratio of less than 60%.
(ii)	The Plan is part of a Required Aggregation Group having a Top-Heavy Ratio which exceeds 60% and is not part of a Permissive Aggregation Group having a Top-Heavy Ratio of less than 60%.

If the Plan is a Top-Heavy Plan in any Plan Year, the provisions of Sections 12.03 through 12.05 shall supersede any conflicting provisions of the Plan.

Section 12.02. Additional Definitions.  Solely for purposes of this Article, the following terms shall have the meanings set forth below:

(a)“Key Employee” means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3).  The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the Income Tax Regulations and other guidance of general applicability issued thereunder.

(b) “Determination Date” means the last day of the preceding Plan Year.

(c)“Top-Heavy Ratio” means a fraction, the numerator of which is the sum of account balances under any defined contribution plans for all Key Employees and the present value of accrued benefits under any defined benefit plans for all Key Employees, and the denominator of which is the sum of the account balances under any defined contribution plans for all Participants and the present value of accrued benefits under any defined benefit plans for all Participants, excluding the account balances and accrued benefits of all Participants who have not performed services for the Employers during the preceding 1-year period.  Both the numerator and denominator of the Top-Heavy Ratio shall be adjusted for any distribution of an account balance or an accrued benefit made in the 1-year period ending on the Determination Date and any contribution due but unpaid as of the Determination Date; notwithstanding the foregoing, in the case of a distribution made for a reason other than Severance from Service, death, or Disability, this provision shall be applied by substituting “5-year period” for “1-year period.”  For purposes of the preceding sentence, (i) the value of account balances and the present value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, and (ii) the account balances and accrued benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year shall be disregarded.  The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder.  Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio.  When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.  The present value of accrued benefits shall be determined pursuant to Code Section 416(g) using a 5% interest assumption and the UP-1984 Mortality Table.

(d) “Permissive Aggregation Group” means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(e)“Required Aggregation Group” means (i) each qualified plan of the Employer in which at least one Key Employee participates, or participated in during the determination period (including plans which have terminated during the 5-year period ending on the Determination Date), and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code Sections 401(a)(4) and 410.

(f) “Valuation Date” means (i) in the case of a defined contribution plan, the Determination Date, and (ii) in the case of a defined benefit plan, the date as of which funding calculations are generally made within the 12-month period ending on the Determination Date.

(g)“Employer” means the employer or employers whose employees are covered by this Plan and any other employer which must be aggregated with any such employer under Code Section 414(b), (c) and (m).

Section 12.03. Minimum Benefits.  For any year in which the Plan is a Top-Heavy Plan, each Participant who is not a Key Employee shall receive allocations of Company contributions and forfeitures under this Plan and any other defined contribution plan maintained by the Employers at least equal to 5% of compensation (as defined in Code Section 415) for such year, or, if less, the percentage of compensation allocated on behalf of the Key Employee for whom such percentage was the highest for the Plan Year; provided, however, that if the Participant is also covered by a defined benefit plan, such Employee will only be entitled to the defined benefit plan minimum.

Section 12.04. Maximum Benefit Limits.  If the Employer maintains a defined benefit plan and a defined contribution plan which both cover one or more of the same Key Employees, and if such plans are Top-Heavy, then the limitation stated in a separate provision of this Plan with respect to the Code Section 4 15(e) maximum benefit limitations shall be amended to refer to a 1.0 adjustment on the dollar limitation rather than a 1.25 adjustment.  This provision shall not apply if the Top-Heavy Ratio is less than 90% and if the minimum benefit requirements referred to in Section 12.04 are met when the defined benefit minimum is changed from 2% to 3%, and 20% is changed to an amount not greater than 30% which equals 20% plus 1% for each year this is a Top-Heavy Plan.

Required Minimum Distribution Addendum.

(a)General.  The provisions of this Addendum will apply for purposes of determining required minimum distributions for calendar years beginning with 2003 and will take precedence over any inconsistent provisions of the Plan.  This Addendum shall not be interpreted to provide any additional options to the recipient with respect to the form or timing of payment beyond the other provisions of the Plan, except as necessary to comply with the minimum requirements.  All Plan distributions will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).  Notwithstanding the other provisions of this Addendum, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the Plan provisions that relate to section 242(b)(2) of TEFRA.

(b)Definitions.

(i)

Designated Beneficiary.  The designated beneficiary for purposes of this Addendum is the individual who is the beneficiary under the Plan and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(ii)

Distribution Calendar Year.  A distribution calendar year is a calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection (c).  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)	Life Expectancy. Life expectancy means the value computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(iv)

Participant’s Account Balance.  The Participant’s account balance is the account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (the “valuation calendar year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v)

Required Beginning Date.  The April 1 following the calendar year in which a Participant attains age 70½ or terminates employment, whichever is later; provided that for a Participant who is a 5% owner of the Employer, the required beginning date is the April 1 following the calendar year in which the Participant attains age 70½, even if still employed.

(c)Time and Manner of Distribution.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)

If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 ½), if later.

(ii)

If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to each designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died or the Participant’s entire interest will be distributed to the designated beneficiary by December 31 of  the calendar year containing the fifth anniversary of the Participant’s death.

(iii)

If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)

If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, subparagraphs (ii) and (iii) will apply as if the surviving spouse were the Participant.

Unless subparagraph (iv) applies, distributions are considered to begin on the Participant’s required beginning date.  If subparagraph (iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subparagraph (i).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subparagraph (i)), the date distributions are considered to begin is the date distributions actually commence.

(d)Forms of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with the rules regarding required minimum distributions during the Participant’s lifetime and after the Participant’s death, as applicable.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations.

(e)Required Minimum Distributions During Participant’s Lifetime.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)

the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)

if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

Required minimum distributions will be determined beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(f)Required Minimum Distributions After Participant’s Death.  If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(i)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(ii)

If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)

If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.  If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in subparagraph (i).  If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.  If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse, this subsection will apply as if the surviving spouse were the Participant.